Exhibit 10.1

EXECUTION COPY

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of

April 10, 2013

among

ROTECH HEALTHCARE INC.,

THE LENDERS PARTY HERETO

and

SILVER POINT FINANCE, LLC

as Administrative Agent

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

Page

SCHEDULES

Schedule 1.01(a)	-	Restricted Cash and L/C Indebtedness
Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 1.01(c)	-	Certain Permitted Liens
Schedule 1.01(d)	-	Excluded Lenders
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08	-	Restricted Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.20	-	Leased Real Property
Schedule 6.02(b)(v)	-	Indebtedness

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C-1	-	Form of Closing Date Borrowing Request
Exhibit C-2	-	Form of Delayed Draw Borrowing Request
Exhibit C-3	-	Form of Withdrawal Request
Exhibit D	-	Form of Collateral Agreement
Exhibit E	-	Form of Guarantee Agreement
Exhibit F	-	Budget
Exhibit G	-	Interim Order
Exhibit H	-	Compliance Certificate

v

DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of April 10, 2013 among ROTECH HEALTHCARE INC., a Delaware corporation (the “Borrower”), the Lenders (as defined in Article I) and SILVER POINT FINANCE, LLC, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Secured Parties (as defined in Article I).

RECITALS

WHEREAS, on April 8, 2013 (the “Petition Date”), the Borrower and each Subsidiary Guarantor (as defined below) (collectively, the “Debtors”) commenced Chapter 11 Cases Nos. 13-10742 through 13-10861 (each a “Case” and collectively, the “Cases”) by filing voluntary petitions for reorganization under Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”);

WHEREAS, the Debtors continue to operate their business and manage their properties under sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, prior to the Petition Date, certain Lenders provided financing to the Borrower pursuant to the Term Loan Credit Agreement, dated as of December 21, 2012 (as amended, modified or supplemented through the Petition Date, the “Pre-Petition Credit Agreement”), among the Borrower, the other parties signatories thereto and each such Lender;

WHEREAS, the Borrower has requested that the Lenders provide a senior secured, superpriority priming credit facility to the Borrower in the amount of up to $30,000,000 to fund the working capital requirements of the Borrower and for other purposes permitted under this Agreement during the pendency of the Cases;

WHEREAS, each Lender is willing to make certain Post-Petition (as defined below) loans and other extensions of credit to the Borrower of up to an amount and upon the terms and conditions as set forth herein;

WHEREAS, each Debtor has agreed to secure all the Obligations (as defined below) by granting to the Collateral Agent a security interest in and Lien upon substantially all of its now existing and after-acquired personal and real property (subject to certain exceptions set forth in the Loan Documents); and

WHEREAS, the Borrower acknowledges that it will receive substantial direct and indirect benefits by reason of the making of the loans and other financial accommodations to the Borrower as provided in this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase as its “prime rate”, and (c) the LIBOR Rate at such time determined for a one-month Interest Period plus 1%. The “prime rate” is a rate set by JPMorgan Chase based upon various factors including JPMorgan Chase’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by JPMorgan Chase shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, the ABR shall at no time be less than 3.00% per annum.

“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.08(a).

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent, collectively.

“Agreement” shall mean this Debtor-in-Possession Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable ABR Margin” shall mean at any date, with respect to all ABR Loans, 7.50% per annum.

“Applicable LIBOR Margin” shall mean at any date, with respect to all LIBOR Loans, 8.50% per annum.

“Asset Sale Prepayment Event” shall mean any Disposition of the Borrower or any of its Restricted Subsidiaries other than (x) Dispositions permitted by clause (i)(x) and clauses (ii) through (viii) of Section 6.05, or (y) Dispositions permitted by clause (ix) of Section 6.05 resulting in Net Cash Proceeds in the aggregate for all such Dispositions of less than $100,000.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP (or, in the absence thereof, the original yield to maturity of the Closing Date Term Loans).

“Bankruptcy Code” shall have the meaning assigned to such term in the Recitals.

“Bankruptcy Court” shall have the meaning assigned to such term in the Recitals.

“Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure and local rules of the Bankruptcy Court, each as amended, and applicable to the Cases.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any Person, the board of directors, board of managers or other similar body or Person performing a similar function or any duly authorized committee thereof.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of (a) in the case of a Closing Date Term Loan, Exhibit C-1 and (b) in the case of a Delayed Draw Term Loan, Exhibit C-2 (or, in either case, such other form as shall be approved by the Administrative Agent).

“Breakage Event” shall have the meaning assigned to such term in Section 2.14.

“Budget” shall mean (i) prior to the effectiveness of any supplemental budget in accordance with clause (ii) hereof, the initial 13-week budget for the Loan Parties substantially in the form attached hereto as Exhibit F, each together with any supporting schedules (the “Initial Budget”), covering the period beginning with the beginning of the week which includes the Petition Date through the 13th week thereafter, and (ii) thereafter, commencing with the beginning of each week that includes the first day of each calendar month thereafter, the supplemental budget covering the 13 week period commencing with such week (each a “Supplemental Budget”) but in each case, only upon each such Supplemental Budget becoming effective in accordance with Section 5.04(e) (and the budget so in effect at any time, the “Budget”).

“Budget Covenant” shall mean the covenants contained in Section 5.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Carve-Out” shall have the meaning assigned to such term in the Interim Order or, upon entry of the Final DIP Order, in the Final DIP Order.

“Case” and “Cases” shall have the meanings assigned to such terms in the Recitals.

“Cash Collateral” shall have the meaning assigned to such term in the Interim Order or, upon entry of the Final DIP Order, in the Final DIP Order.

“Cash Collateral Account” shall have the meaning assigned to such term in Section 2.02.

“Cash Collateral Bank” shall have the meaning assigned to such term in Section 2.02.

“Cash Equivalents” shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United

States of America), in each case maturing within one year from the date of issuance thereof, (b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s, (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above, and (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

“Casualty Prepayment Event” shall mean, with respect to any Collateral or other property or assets of the Borrower or its Restricted Subsidiaries, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of property for which such Collateral or other property or assets for which the Borrower or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“CHAMPUS” shall mean, collectively, the Civilian Health and Medical Program of the Uniformed Services, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, which is now known as TRICARE, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all Federal statutes (whether set forth in 10 U.S.C. §§1071-1107 or elsewhere) affecting such program; and (b) all rules, regulations (including 32 C.F.R. §§199.1-199.22), manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“CHAMPVA” shall mean, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all Federal statutes (whether set forth in 38 U.S.C. §1713 or elsewhere) affecting such program; (b) to the extent applicable to CHAMPVA, the CHAMPUS regulations; and (c) all rules, regulations (including 38 C.F.R. §§17.270-17.278), manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Change in Control” shall mean the occurrence of any of the following events:

(1)	the Borrower becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower; provided, however, that for purposes of this clause (1) such other Person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such parent entity;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Borrower; or

(3)	the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale of all or substantially all the assets of the Borrower (determined on a consolidated basis) to another Person other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.12, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date.

“Chapter 11 Plan” shall have the meaning assigned to such term in Section 4.02(d).

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean the date on which all the conditions precedent in Section 4.01 are satisfied or waived.

“Closing Date Term Loan” shall have the meaning provided in Section 2.01(a).

“Closing Date Term Loan Commitment” shall mean, with respect to each Lender, the obligations of such Lender, if any, to make a Closing Date Term Loan hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as otherwise modified pursuant to the terms hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and, for the avoidance of doubt, shall (a) include all Pre-Petition and Post-Petition real and personal property of the Loan Parties now owned or hereafter acquired and all other property of whatever kind and nature, in each case, that is pledged as collateral under any Security Document, the Financing Orders or any other order of the Bankruptcy Court in the Cases and (b) exclude the Excluded Assets (as defined in the Collateral Agreement).

“Collateral Agent” shall mean Silver Point Finance, LLC, in its capacity as collateral agent for the Secured Parties, together with its successors and assigns.

“Collateral Agreement” shall mean the Collateral Agreement dated as of the date hereof among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Commitment” shall mean a Closing Date Term Loan Commitment and a Delayed Draw Term Loan Commitment, as applicable.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Confirmation Order” shall have the meaning assigned to such term in Section 5.17(b).

“Concentration Account” shall mean the account specified on Schedule 4.10 of the Collateral Agreement, at Regions Bank or such other financial institution reasonably acceptable to the Administrative Agent, over which the Collateral Agent has a perfected security interest with the priority established pursuant to the Financing Orders.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Currency Agreement” shall mean any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (but excluding any Indebtedness permitted to be issued or incurred under Section 6.02 (other than Indebtedness of the type described in clause (1) of the definition thereof incurred under Section 6.02(b)(xiv))).

“Debtor Relief Law” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtor” and Debtors” shall have the meaning assigned to such term in the Recitals.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Default Rate” shall mean, with respect to any Loan, the rate per annum otherwise applicable to such Loan plus two percent (2%) or, with respect to any other Obligations (other than principal of the Loans), shall mean the interest rate applicable to the relevant ABR Loans plus two percent (2%).

“Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within one (1) Business Day after request by the Administrative Agent, to provide written confirmation that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Debtor Relief Laws, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Deferred Net Cash Proceeds” shall have the meaning specified in the definition of Net Cash Proceeds.

“Delayed Draw Term Loan” shall have the meaning specified in Section 2.01(b).

“Delayed Draw Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender, if any, to make a Delayed Draw Term Loan hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumes its commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as otherwise modified pursuant to the terms hereof. The aggregate amount of the Delayed Draw Term Loan Commitment as of the Closing Date is as set forth in clause (b) of the definition of Maximum Availability.

“Disposition” shall mean a sale, transfer or other disposition (including any sale of Equity Interests (other than directors’ (or similar persons’) qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary) and any Sale Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Entity” shall mean any person identified on Schedule 1.01(d) hereto.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date ninety one (91) days after the maturity of the Loans.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effect of Bankruptcy” shall mean, with respect to any obligation, contract or agreement to which the Borrower or any Subsidiary of Borrower is a party, any default or other legal consequences arising on account of or resulting from the commencement or the filing of the Cases, as applicable (including the implementation of any stay), or the rejection of any such obligation, contract or agreement with the approval of the Bankruptcy Court if required under applicable law.

“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that neither (i) the Borrower nor any of its Affiliates nor (ii) any Disqualified Entity shall be an Eligible Assignee.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30)-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits (and, in each case, franchise taxes imposed in lieu thereof) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or in which it is otherwise deemed to be engaged in business (other than in connection with such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(a)) or participant, any withholding tax (including FATCA) that is imposed on amounts payable to such Lender or participant pursuant to any law enacted at the time such Lender becomes a party to this Agreement (or designates a new lending office) or such participant acquires its participation or is attributable to such Lender’s or participant’s failure to comply with Sections 2.17(e) and 2.17(f), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment) or sale of the participation, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Notes” shall mean the Senior Secured Notes and the Junior Secured Notes.

“Exit Financing” shall have the meaning assigned to such term in Section 2.09(d).

“Fair Market Value” shall mean, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors of the Borrower, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors of the Borrower.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations thereunder or official interpretations thereof.

“Federal and/or State Healthcare Programs” shall mean one or more of the Medicare, TRICARE, CHAMPUS, CHAMPVA, and black lung disease programs and any other health care plan or program that provides health benefits, whether directly, through insurance or otherwise, which is funded directly, in whole or in part, by the United States government, other than the federal employee health benefits program, and any program receiving funds under Titles V, XVII (including Medicare), XIX (including Medicaid), and XX of the Social Security Act or from an allotment to a state under such title or a state child health plan approved under Title XXI of the Social Security Act.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Final DIP Order” shall mean, collectively, the order of the Bankruptcy Court entered in the Cases after a formal hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court which order shall be substantially in the form of the Interim Order and shall otherwise be satisfactory in form and substance to the Administrative Agent, and from which no appeal or motion to reconsider has been timely filed (or any such appeal or motion has been conclusively resolved in favor of the Borrower) and such order in any respect is not the subject of a stay or injunction pending appeal (unless the Administrative Agent and the Required Lenders waive such requirement), together with all extensions, modifications, amendments or supplements thereto, in form and substance satisfactory to the Administrative Agent, which, among other matters but not by way of limitation, provides substantially similar approvals, authorizations and confirmations as set forth in the Interim Order, authorizes the Borrower to obtain the Loans up to the amount specified in clause (b) of the definition of Maximum Availability and approves this Agreement and the other Loan Documents.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financing Orders” shall mean the Interim Order, the Final DIP Order and any amendment, modification or supplement thereto in form and substance acceptable to the Administrative Agent.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” shall mean the Guarantee Agreement, substantially in the form of Exhibit E, among the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Healthcare Laws” shall mean all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Authority with respect to the regulation of patient health care and the submission of claims for reimbursement including: (1) federal fraud and abuse laws and regulations, including the federal patient referral law, 42 U.S.C. §1395nn, commonly known as “Stark II”, the federal anti-kickback law, 42 U.S.C. §1320a-7b, the federal civil monetary penalty statute, 42 U.S.C. §1320a-7a, federal laws regarding the submission of false claims, false billing, false coding and similar state laws and regulations; (2) federal and state laws applicable to reimbursement and assignment; (3) HIPAA; (4) federal statutes and regulations affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; (5) statutes affecting the TRICARE, CHAMPUS, CHAMPVA, and black lung disease programs and any other health care program financed with United States government funds; (6) all federal statutes and regulations affecting the medical assistance program established by Titles V, XIX, XX, and XXI of the Social Security Act and any statutes succeeding thereto, and all state statutes and plans for medical assistance enacted in connection with the federal statutes and regulations; and (7) any other federal or state law or regulation governing health care.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person pursuant to (i) any Hedging Agreement, or (ii) other derivative agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices or raw materials, but excluding purchase and supply agreements.

“HIPAA” shall mean, collectively, (1) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996, and (2) the Health Information Technology for Economic and Clinical Health Act, as incorporated in Title XIII, Subtitle D of the American Recovery and Reinvestment Act of 2009, Pub.L.No. 111-5, and its implementing regulations and guidance issued by the Secretary of the Department of Health and Human Services (the “HITECH Act”), as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“Incur” shall mean issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 6.02:

(1)	amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)	the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(3)	the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness in the case of each of (1), (2) and (3) above, will be deemed not to be an Incurrence of Indebtedness.

“Indebtedness” shall mean, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, surety bond, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit or surety bonds securing obligations (but excluding obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit or surety bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit or surety bond);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Agreement (but excluding, in each case, any accrued dividends);

(6)	all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)	all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within thirty (30) days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Disqualified Stock or Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Agreement; provided, however, that if such Disqualified Stock or Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock or Preferred Stock as reflected in the most recent financial statements of such Person.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Independent Qualified Party” shall mean an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Borrower.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Initial Budget” shall have the meaning assigned to such term in the definition of Budget.

“Initial Lenders” shall mean Silver Point Finance, LLC or any of its Affiliates and/or Capital Research and Management Company or any of its Affiliates, in each case, in their capacity as Lenders hereunder.

“Intercreditor Agreements” shall mean the Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each month, and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” shall mean, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two or three months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the Maturity Date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Order” shall mean the order of the Bankruptcy Court entered in the Cases after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), substantially in the Form of Exhibit G hereto, with such changes as may be agreed to by the Administrative Agent in its sole discretion.

“Interim Period” shall have the meaning assigned to such term in the definition of Maximum Availability.

“Investment” in any Person shall mean any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of a Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Borrower or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed not to be an Investment by the Borrower or such Restricted Subsidiary in such third Person at such time unless such Investment was made in contemplation of such acquisition or acquiring that Investment was the primary purpose of such acquisition. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

“JPMorgan Chase” shall mean JPMorgan Chase Bank, N.A.

“Junior Lien Intercreditor Agreement” shall mean the Junior Lien Intercreditor Agreement dated as of March 17, 2011, as amended by that certain First Amendment to Junior Lien Intercreditor Agreement, dated as of December 21, 2012, among the Senior Secured Notes Trustee, as first priority representative, the Borrower, the Subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., as junior priority representative.

“Junior Secured Notes” shall mean the Borrower’s 10.5% senior second priority secured notes due 2018, issued on March 17, 2011, in an aggregate principal amount of $290,000,000 and any exchange notes issued in exchange therefor, in each case pursuant to the Junior Secured Notes Indenture.

“Junior Secured Notes Documents” shall mean the Junior Secured Notes, the Junior Secured Notes Indenture and all other documents executed and delivered with respect to the Junior Secured Notes or the Junior Secured Notes Indenture.

“Junior Secured Notes Indenture” shall mean the Indenture for the Junior Secured Notes dated as of March 17, 2011, among the Borrower, the Subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” shall mean:

(a) for any Interest Period with respect to a LIBOR Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR ABR
1.00 – LIBOR Reserve Percentage

where,

“LIBOR ABR” shall mean, for such interest period, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR Rate available (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank LIBOR market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to an ABR Loan on any date, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR ABR
1.00 – LIBOR Reserve Percentage

where,

“LIBOR ABR” shall mean the rate per annum equal to (i) BBA LIBOR, as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., (London time) two London Banking Days prior to such date, for Dollar deposits with a term of one month commencing on that day, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by JPMorgan to major banks in the London interbank eurodollar market at their request at the date and time of determination.

Notwithstanding the foregoing, the LIBOR Rate shall at no time be less than 2.00% per annum.

“LIBOR Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding Loan, the interest on which is determined by reference to the LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Guarantee Agreement, the Security Documents, the promissory notes, if any, executed and delivered pursuant to Section 2.05(e) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the Closing Date Term Loan and the Delayed Draw Term Loan, collectively.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, operations, property or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower and the Loan Parties to perform their obligations under the Loan Document to which any of them are or will be a party, taken as a whole or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document, taken as a whole; provided that a Material Adverse Effect shall not be deemed to exist as a result of the Cases, the events leading to the Cases or the Effect of Bankruptcy.

“Material Indebtedness” shall mean Post-Petition Indebtedness (other than the Loans) of the Borrower and its Restricted Subsidiaries in the amount of $1,000,000 or greater.

“Maturity Date” shall mean the date of the earliest to occur of (a) the date that is seven (7) months after the Petition Date, (b) the acceleration of the Loans pursuant to the terms of this Agreement and the Financing Orders, (c) the date on which the Maximum Availability is reduced to $0 pursuant to clause (x) of the definition thereof, and (d) the effective date of the Chapter 11 Plan.

“Maximum Availability” shall mean (a) with respect to the Closing Date Term Loan, at any time after the entry of the Interim Order but prior to the entry of the Final DIP Order (such period, the “Interim Period”), an aggregate amount not to exceed the lesser of (i) $25,000,000 and (ii) the amount authorized by the Bankruptcy Court pursuant to the Interim Order; and (b) with respect to the Delayed Draw Term Loan, at any time after entry of the Final DIP Order approving the Post-Petition Liens, an amount not to exceed the lesser of (i) $30,000,000 less the principal amount of the Closing Date Term Loan funded on the Closing Date and (ii) the amount authorized by the Bankruptcy Court pursuant to the Final DIP Order. For the avoidance of doubt, (x) if the Final DIP Order does not approve the Post-Petition Liens or the Final DIP Order is not otherwise in form and substance satisfactory to the Required Lenders, the Lenders shall have no commitment to make any additional Loans, the Commitment of each Lender will be reduced by the amount of such Lender’s unused Commitment and the Maximum Availability shall be reduced to $0 and (y) Lenders shall not be required to make any Loans in excess of the Maximum Availability for any reason, including, without limitation, to pay the fees and expenses of estate-retained professionals.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Medicaid” shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and any statutes succeeding thereto.

“Medicare” shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Secs. 1395 et seq.) and any statutes succeeding thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:

(i) the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of its Restricted Subsidiaries in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of its Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction;

(iii) in case of any Asset Sale Prepayment Event or Casualty Prepayment Event, the amount of any Indebtedness (including any premium in respect thereof) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event;

(iv) in the case of any Casualty Prepayment Event, the amount of any proceeds of such Prepayment Event that the Borrower or any Subsidiary has reinvested (or intends to reinvest) within the Reinvestment Period in the business of the Borrower or any of the Restricted Subsidiaries, or the amount that is applied within the Reinvestment Period to consummate a transaction permitted under this Agreement, provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall (x) be deemed to be Net Cash Proceeds of a Casualty Prepayment Event occurring on the last day of such Reinvestment Period and (y) be applied to the repayment of Loans in accordance with Section 2.11; and

(v) reasonable and customary fees including, but not limited to, attorneys’ fees, accountants’ fees, investment banking fees, brokers’ fees.

“Obligations” shall mean all liabilities and obligations of every nature of each Loan Party from time to time owed to the Administrative Agent, the Lenders, any of Administrative Agent’s or Lender’s respective Affiliates, or any of them, under any Loan Document, whether principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), fees, expenses, premiums, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“OFAC” shall have the meaning assigned to such term in Section 3.23.

“Officer” shall mean the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Vice President, the Treasurer, the General Counsel or the Secretary of the Borrower.

“Officers’ Certificate” shall mean a certificate signed by two Officers of the Borrower.

“Operating Cash Flow” shall have the meaning assigned to such term in Section 5.04(e).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, recording or filing Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Pari Passu Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement dated as of March 17, 2011, among The Bank of New York Mellon Trust Company, N.A., as collateral agent, the Senior Secured Notes Trustee, the Borrower, the Subsidiaries party thereto, the Administrative Agent, as an additional authorized representative, and each additional representative from time to time party thereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Annex II to the Collateral Agreement.

“Permitted Investment” shall mean, upon Loan Parties obtaining all requisite approvals from the Bankruptcy Court and solely to the extent that such Investments are in accordance with the Budget Covenant and an Investment by the Borrower or any Restricted Subsidiary in:

(1)	the Borrower, or a Subsidiary Guarantor that has been a Subsidiary Guarantor prior to making such Investment;

(2)	[reserved];

(3)	cash and Cash Equivalents;

(4)	receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business for bona fide business purposes and consistent with past practices of the Borrower or such Restricted Subsidiary; provided that such loans and advances do not exceed $250,000 principal amount outstanding at any one time;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) a Disposition as permitted pursuant to Section 6.05, or (ii) a disposition of assets not constituting a Disposition;

(9)	any Person where such Investment was acquired by the Borrower or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Borrower or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)	any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Restricted Subsidiary;

(11)	[reserved];

(12)	any Person to the extent such Investment exists on the Closing Date, and any extension, modification or renewal of any such Investments existing on the Closing Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date);

(13)	[reserved];

(14)	guarantees of Indebtedness of the Borrower or any Restricted Subsidiary permitted under Section 6.02; and

(15)	additional Investments, other than Investments pursuant to clauses (1) through (14) above, provided that such additional Investments are listed as a separate line item on the Supplemental Budget and are otherwise in compliance with the Budget Covenant.

“Permitted Liens” shall mean, with respect to any Person:

(1)	pledges or deposits by such Person under workers compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	(A) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and (B) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board and (y) such deposit account is not intended by the Borrower or any Restricted Subsidiary to provide collateral to the depository institution;

(3)	Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(4)	Liens or deposits to secure the performance of statutory or regulatory obligations or in favor of issuers of surety, appeal, indemnity or performance bonds, warranty and contractual requirements, other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Persons in the ordinary course of its business; provided, however, that such letters of credit, surety bonds or other similar arrangements do not constitute Indebtedness;

(5)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to clients or customers on or about the premises of which such equipment is located;

(7)	Liens existing on the Closing Date and set forth on Schedule 1.01(c);

(8)	Liens in favor of the Borrower or the Subsidiary Guarantors;

(9)	leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of the Borrower or its Subsidiaries;

(10)	Liens on Restricted Cash, including Restricted Cash securing L/C Indebtedness Incurred pursuant to Section 6.02(b)(ii);

(11)	any Lien on any Indebtedness (A) incurred pursuant to Section 6.02(b)(i) or (B) incurred as L/C Indebtedness pursuant to Section 6.02(b)(ii); provided that the Liens securing L/C Indebtedness under this clause (11)(B) shall not exceed the amount of Restricted Cash;

(12)	any Liens to secure the obligations under the Pre-Petition Credit Agreement, the Existing Notes (or any Subsidiary Guarantees thereof) incurred as Permitted Indebtedness pursuant to the provisions described in Section 6.02(b)(iv);

(13)	any Lien with respect to the Carve-Out and Liens approved by the Financing Orders;

(14)	any Lien on the Collateral that is a statutory Lien arising by operation of law; provided, however, that such Lien ranks junior to the Liens securing the Loans;

(15)	Liens securing Indebtedness permitted to be Incurred pursuant to Section 6.02(b)(xii); provided that such Liens do not at any time encumber any property or assets other than the property or assets all or a material portion of the costs of which is either financed or reimbursed by such Indebtedness and the proceeds and the products thereof; and

(16)	other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed $1,000,000 at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Petition Date” shall have the meaning assigned to such term in the Recitals.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Support Agreement” shall mean that certain Plan Support Agreement, dated as of March 15, 2013, among the Debtors and certain Consenting Noteholders, signatories thereto, as amended, supplemented or otherwise modified.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Petition” shall mean the time period beginning immediately upon the filing of the Cases.

“Pre-Petition” shall mean the time period prior to the filing of the Cases.

“Preferred Stock”, as applied to the Equity Interests of any Person, shall mean Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Casualty Prepayment Event, or Debt Incurrence Prepayment Event.

“Prepayment Premium” shall mean in connection with (i) the repayment of Loans pursuant to Section 2.05(a), (ii) each voluntary prepayment of Loans pursuant to Section 2.10, or (iii) each mandatory prepayment of Loans pursuant to Section 2.11, an amount equal to one percent (1.00%) of the principal amount of the Loans prepaid.

“Pre-Petition Collateral Agreement” shall mean the Collateral Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011, and as further amended and restated as of December 21, 2012, among the Borrower, the Subsidiaries party thereto and The Bank of New York of Mellon Trust Company, N.A. as collateral agent.

“Pre-Petition Credit Agreement” shall have the meaning assigned to such term in the Recitals.

“Pro Rata Percentage” shall mean, for each Lender, the percentage of the Closing Date Term Loan Commitments or Delayed Draw Term Loan Commitments held by all Lenders represented by such Lender’s Closing Date Term Loan Commitments or Delayed Draw Term Loan Commitments, or if the Closing Date Term Loan Commitments or Delayed Draw Term

Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Closing Date Term Loans or Delayed Draw Term Loans then outstanding.

“Professional Fees ex DIP/1st Fees” shall mean professional fees and expenses incurred by professionals retained by parties other than the Administrative Agent, the Lenders and the ad hoc committee of the holders of the Senior Secured Notes (in each case, solely in their capacity as such) and as reflected by that title as a line item in the Budget.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Purchase Money Indebtedness” shall mean Indebtedness (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed and (2) Incurred to finance the acquisition by the Borrower or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within one hundred eighty (180) days after such acquisition of such assets.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Period” shall mean 90 days following the date of a Casualty Prepayment Event.

“Related Business” shall mean any business in which the Borrower or any of the Restricted Subsidiaries was engaged on the Closing Date and any business related, ancillary or complementary to such business.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time provided, that, the unused Commitment of, and the portion of the total outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Cash” shall mean such cash or Cash Equivalents identified as Restricted Cash or insurance collateral pursuant to the Budget, including, without limitation cash and Cash Equivalents identified as Restricted Cash in the Initial Budget and held: (i) at Regions Bank as collateral for a letter of credit, surety bond or similar arrangement for the benefit of ACE American Insurance Company and its affiliate, Pacific Employers Insurance Company, (ii) by ACE American Insurance Company in a loss deposit fund or otherwise as security for the Debtors’ obligations with regard to Workers’ Compensation and Automobile insurance, (iii) by ESIS, a claim processor and an affiliate of ACE American Insurance Company, as a deposit, (iv) as collateral for surety bonds issued by any of: Insurance Company of North America, Pacific Employers Insurance Company, Westchester Fire Insurance Company, Indemnity Insurance Company of North America or ACE American Insurance Company and (v) in a money market account as collateral for the Debtors’ obligations under the Debtors’ Pcard Program (it being understood and agreed that any items of Restricted Cash other than those listed in clauses (i) through (v) in this definition may be included in the Budget in compliance with the procedures established pursuant to Section 5.04(e)(v)).

“Restricted Payment” with respect to any Person shall mean:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), (B) dividends or distributions payable solely to the Borrower or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Borrower held by any Person (other than by a Restricted Subsidiary) or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Borrower (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Borrower that is not Disqualified Stock);

(3)	(A) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, and any payment, repayment or scheduled sinking fund payment of the principal of (x) any Indebtedness of the Borrower of the type described in Section 6.02(b)(iv) Incurred Pre-Petition or (y) Subordinated Obligations of the Borrower or any Subsidiary Guarantor and (B) any other payment of interest or premium on or with respect to any such Indebtedness or Subordinated Obligations; or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” shall have the meaning assigned to such term in the Senior Secured Notes Indenture as in effect on the Closing Date.

“Restructuring Costs ex Professional Fees” shall mean restructuring costs and expenses incurred by the Borrower and its Subsidiaries in connection with the Cases (other than professional fees and expenses) and as reflected (i) through the categories of the subcomponents thereof as individual line items in the Budget and (ii) on an aggregate basis for all of such subcomponents thereof in the line item in the Budget having that title.

“Restructuring Term Sheet” shall have the meaning assigned to such term in the Plan Support Agreement.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Sale/Leaseback Transaction” shall mean an arrangement relating to property owned by the Borrower or a Restricted Subsidiary on the Closing Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or a Restricted Subsidiary substantially concurrently leases it from such Person.

“Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral Agent, (c) the beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) the Lenders, and (e) the permitted successors and assigns of each of the foregoing.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Security Documents” shall mean the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Senior Secured Notes” shall mean the Borrower’s 10.75% senior secured notes due 2015, issued on October 6, 2010, in an aggregate principal amount of $230,000,000, and any exchange notes issued in exchange therefor, in each case pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Documents” shall mean the Senior Secured Notes, the Senior Secured Notes Indenture, the Senior Secured Notes Security Documents and all other documents executed and delivered with respect to the Senior Secured Notes or the Senior Secured Note Indenture.

“Senior Secured Notes Indenture” shall mean the Indenture for the Senior Secured Notes dated as of October 6, 2010, among the Borrower, the Subsidiaries party thereto and the Senior Secured Notes Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Security Documents” shall mean the “Security Documents” as defined in the Senior Secured Notes Indenture.

“Senior Secured Notes Trustee” shall mean The Bank of New York Mellon Trust Company, N.A. and its successors and assigns acting as trustee under the Senior Secured Notes Indenture.

“Significant Subsidiary” shall mean any Restricted Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission and, for purposes of an Event of Default, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Specified Deposit Account” shall have the meaning assigned to such term in Section 5.15.

“Specified Government Receivables” shall mean accounts receivable or other right to payment of a monetary obligation arising from the provision of merchandise, goods or services by any Loan Party or any of its Restricted Subsidiaries in the course of their respective operations, in each case owed to any Loan Party or any of its Restricted Subsidiaries by any Governmental Authority, including, without limitation, pursuant to Medicare, Medicaid, TRICARE and CHAMPVA.

“Solicitation Order” shall have the meaning assigned to such term in Section 5.17.

“Subordinated Obligation” shall mean, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Obligations of such Person, pursuant to a written agreement to that effect. No Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

“Subsidiary” shall mean any subsidiary of the Borrower.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee Agreement.

“Superpriority Claim” shall mean a claim against any Debtor which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

“Supplemental Budget” shall have the meaning assigned to such term in the definition of Budget.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, and, in the case of the Borrower, the making of the Borrowings hereunder, and (b) the payment of related fees and expenses.

“TRICARE” shall mean, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as CHAMPUS, and all laws, rules, regulations, manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

“Unrestricted Subsidiary” shall mean any (i) Subsidiary of the Borrower that, at the time of determination, shall be designated an Unrestricted Subsidiary with the consent of the Administrative Agent; and (ii) any Subsidiary of an Unrestricted Subsidiary. On the Closing Date the Borrower shall not have any Unrestricted Subsidiaries.

“Unused Availability Premium” shall have the meaning assigned to such term in Section 2.09(c).

“Upfront Premium” shall have the meaning assigned to such term in Section 2.09(b).

“U.S. Employee Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate or any such U.S. Employee Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Voting Stock” of a Person shall mean all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” shall mean a Restricted Subsidiary, all the Equity Interests of which (other than directors’ qualifying shares) is owned by the Borrower or one or more other Wholly Owned Subsidiaries.

“Withdrawal Conditions” shall have the meaning assigned to such term in Section 2.02(b).

“Withdrawal Request” shall mean a request by the Borrower in accordance with the terms of Section 2.02(b) and substantially in the form of Exhibit C-3 (or in such other form as shall be approved by the Administrative Agent).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision contained or incorporated by reference in this Agreement or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision contained or incorporated by reference in this Agreement or any related definition for such purpose), then the Borrower’s compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBOR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “LIBOR Borrowing”).

ARTICLE II

Amounts and Terms of Credit

SECTION 2.01. Term Loan Borrowing Commitments. (a) Subject to and upon the terms and conditions herein set forth and the Interim Order, and provided, that the notice of Borrowing to occur on the Closing Date is made within three (3) Business Days after the Petition Date, each Lender severally agrees to make a simultaneous loan (the “Closing Date Term Loan”) on the Closing Date to the Borrower in Dollars, which Closing Date Term Loan shall not exceed, (x) for all Lenders, the amount specified in clause (a) of the definition of Maximum Availability, and (y) for any individual Lender, such Lender’s pro rata share of the amount specified in clause (x) above based on the ratio that the Closing Date Term Loan Commitment of such Lender bears to the Closing Date Term Loan Commitments of all the Lenders.

(b) In addition, subject to and upon the terms and conditions herein set forth and the Final DIP Order, and provided the notice of Borrowing in respect thereof occurs within three (3) Business Days after the entry of the Final DIP Order by the Bankruptcy Court, each Lender severally agrees to make a simultaneous delayed draw term loan (the “Delayed Draw Term Loan”) to the Borrower in Dollars, as part of a single drawing, which Delayed Draw Term Loan shall not exceed, (x) for all Lenders, the amount specified in clause (b) of the definition of Maximum Availability, and (y) for any individual Lender, such Lender’s pro rata share of the amount specified in clause (x) above based on the ratio that the Delayed Draw Term Loan Commitment of such Lender bears to the Delayed Draw Term Loan Commitments of all the Lenders. Upon the earlier of (x) the funding of the Delayed Draw Term Loan to the Borrower, (y) the failure of the notice of Borrowing of the Delayed Draw Term Loan to occur within three (3) Business Days of the entry of the Final DIP Order or (z) the failure of the entry of the Final DIP Order to occur within the time period prescribed by Section 5.17(b)(iv), any remaining unfunded portion of any Lender’s Commitment shall be terminated.

(c) Such Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all such Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type and (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed.

SECTION 2.02. Cash Collateral Account.

(a) Creation of Cash Collateral Account. On or prior to the Closing Date, the Borrower shall establish with Regions Bank or another financial institution reasonably acceptable to the Administrative Agent (the “Cash Collateral Bank”) an account (the “Cash Collateral Account”), in the name of the Borrower and under the sole dominion and control of the Collateral Agent. All cash proceeds of the Loans made by the Lenders under this Agreement, all amounts received by the Borrower or its Subsidiaries as a result of any Prepayment Events (pending the application thereof pursuant to Section 2.11 and without giving effect to clause (y) of the definition of Asset Sale Prepayment Event), and any releases of any Restricted Cash upon such Restricted Cash ceasing to be restricted under the governing instruments referred to in the definition of such term, shall be immediately deposited into the Cash Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Collateral Account and any other property or assets from time to time deposited in or credited to the Cash Collateral Account shall vest in and be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties, and shall constitute part of the Collateral hereunder.

(b) Withdrawals from Cash Collateral Account. Unless the Borrower’s rights to use Cash Collateral have terminated pursuant to Section 7.02, Borrower may make withdrawals from the Cash Collateral Account in accordance with the procedures set forth in this Section 2.02(b) for the purposes permitted under Section 5.08 during the pendency of the Cases and subject to the terms of this Agreement and Security Documents. The Borrower shall give the Administrative Agent by e-mail to RotechDIPAgent@silverpointcapital.com prior written notice in the form of a Withdrawal Request substantially in the form of Exhibit C-3 hereto (or telephonic notice promptly confirmed in writing) on or prior to 1:00 p.m. (New York City time) at least one (1) Business Day prior to the date of the withdrawal (or such later time as the Administrative Agent may agree in its discretion). Each Withdrawal Request shall (i) specify the amount proposed to be withdrawn from the Cash Collateral Account, and (ii) be subject to the following conditions (the “Withdrawal Conditions”):

(i) the representations and warranties of the Borrower and each other Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects on and as of the date of such withdrawal; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(ii) no Default or Event of Default shall have occurred and be continuing, or would result from such proposed withdrawal or from the application of the proceeds therefrom;

(iii) the withdrawal and the application of the proceeds thereof must be in compliance with the Budget Covenant; and

(iv) as to any withdrawals made after the Interim Period, the Final DIP Order, in form and substance satisfactory to the Lenders shall be in full force and effect and shall not be subject to any stay.

Upon receipt of the Withdrawal Request, the Administrative Agent shall promptly review and, unless the Administrative Agent disputes the compliance with any Withdrawal Conditions in good faith, countersign such Withdrawal Request. Upon receipt of the Withdrawal Request countersigned by the Administrative Agent, the Cash Collateral Bank shall be instructed by the Administrative Agent to promptly release the amounts specified in such Withdrawal Request to the Borrower or its designee.

SECTION 2.03. Borrowing Procedure. (a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) (i) at least three (3) Business Days’ prior written notice in the form of Borrowing Request (or telephonic notice promptly confirmed in writing) of the Borrowing of Loans if all or any of such Loans are to be initially LIBOR Loans, and (ii) prior written notice in the form of Borrowing Request (or telephonic notice promptly confirmed in writing by e-mail) on the date of the Borrowing of Loans if all such Loans are to be ABR Loans. Such Borrowing Request shall be substantially in the form of Exhibit C-1 or C-2 hereto, as applicable, and shall specify (i) the aggregate principal amount of the Loans to be made, (ii) the date of the Borrowing and (iii) whether the Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto. Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request by no later than 2:00 p.m. (New York City time). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Borrowing Request. If the Borrower fails to specify whether any Loans shall consist of ABR Loans or LIBOR Loans in the Borrowing Request, then the applicable Loans shall be made as ABR Loans.

(b) Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Percentage of the Loans.

(c) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.

SECTION 2.04. Disbursement of Funds. (a) Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. (New York City time) on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(b) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the applicable conditions to the Borrowing set forth in Article VI are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(c) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

(d) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.05. Evidence of Debt; Repayment of Loans. (a) The Borrower shall repay to the Administrative Agent in Dollars, for the benefit of each Lender the then unpaid principal amount of the Loans of such Lender on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (c) above shall be prima facie evidence of existence and amounts of the obligations therein recorded; provided, however, that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.06. Conversions and Continuations. (a) The Borrower shall have the right on any Business Day, upon prior irrevocable notice to the Administrative Agent, to convert all or a portion, equal to at least $1,000,000 or integral multiples thereof, of Loans made to the Borrower (as applicable) of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period on the last Business Day of the existing Interest Period, provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) ABR Loans may not be converted into LIBOR Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion and (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office written notice or telephonic notice (promptly confirmed in writing) prior to 1:00 p.m. (New York City time) (x) at least three (3) Business Days’ in the case of conversion or continuation of LIBOR Loans and (y) on the same Business Day in the case of a conversion into ABR Loans, which notice shall specify the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed conversion or continuation affecting any of its Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Borrowing Request, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in Section 2.06(b).

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in JPMorgan Chase’s prime rate used in determining the ABR promptly following the public announcement of such change.

SECTION 2.07. Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then applicable Closing Date Term Loan Commitments or Delayed Draw Term Loan Commitments, as applicable. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligation under any Loan Document.

SECTION 2.08. Interest. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant LIBOR Rate.

(c) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods) whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(iii) While any Event of Default under Article VII exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(v) Payment or acceptance of the increased rates of interest provided for in this Section 2.08 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to, but excluding the date of, any repayment thereof and shall be payable, in each case in cash, (i) on each Interest Payment Date and (ii) on any prepayment date (on the amount prepaid), at maturity (whether by acceleration or otherwise, including on the Maturity Date) and, after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 2.16.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09. Fees. (a) The Borrower shall pay to the Administrative Agent, for its own account, an administrative agent fee in the amount of $250,000, payable in cash on the Closing Date. Such administrative agent fee shall be deemed fully earned when due and payable. The Administrative Agent shall be authorized to deduct such amount from the proceeds of any Loans before depositing the remainder of the proceeds into the Cash Collateral Account.

(b) The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Percentage, an upfront premium equal to one percent (1.00%) of the total amount of all Loan commitments and such fee (the “Upfront Premium”) shall be fully earned on the Closing Date and shall be payable, in full, on the date on which the Interim Order is entered by the Bankruptcy Court.

(c) The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Percentage, an unused availability premium (the “Unused Availability Premium”) on the average daily amount of unused portion of the total Commitments during the period from the Closing Date (after giving effect to the borrowing of the Closing Date Term Loan) to the date of the Borrowing of Delayed Draw Term Loan at a rate per annum equal to eight and a half percent (8.5%). The Unused Availability Premium shall be payable on the date of the Borrowing of the Delayed Draw Term Loan or, if such Borrowing does not occur, on the date the unused commitment is terminated.

(d) Each repayment or prepayment of the Loans, including any repayment on the Maturity Date shall be accompanied by the payment of the Prepayment Premium on the principal amount to be prepaid; provided, that if such repayment or prepayment is as a result of financing provided to the Loan Parties by the Initial Lenders upon the Loan Parties’ emergence from the Cases (an “Exit Financing”), the portion of the Prepayment Premium allocable to each Initial Lender based on such Initial Lender’s Pro Rata Percentage shall be credited against any upfront premiums payable to such Initial Lender as a result of providing such Exit Financing.

SECTION 2.10. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three (3) Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of LIBOR Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the Business Day of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., (New York City time). Each partial prepayment of a Borrowing shall be in an amount that is an integral multiple of $500,000 and each such partial prepayment shall be in an amount not less than $1,000,000.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable unless conditioned upon a refinancing, in which case it shall still be subject to Section 2.14, and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.14. All prepayments under this Section 2.10 shall be accompanied by the payment in cash of (i) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment, plus (ii) the Prepayment Premium on the principal amount to be prepaid.

SECTION 2.11. Mandatory Prepayments.

(a) On each occasion that a Prepayment Event occurs, the Borrower shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five (5) Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within five (5) Business Days after the end of the Reinvestment Period relating to such Prepayment Event), prepay, in accordance with paragraph (b) below, the principal amount of Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event.

(b) All prepayments of Loans under Section 2.11(a) and any prepayments resulting from the acceleration of the Obligations prior to Maturity Date, shall be subject to Section 2.14, and shall be accompanied by the payment in cash of (i) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment, plus (ii) the Prepayment Premium on the principal amount prepaid.

SECTION 2.12. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law (other than with respect to Excluded Taxes and Indemnified Taxes addressed in Section 2.17, which shall govern with respect thereto) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the LIBOR Rate) or subjects any Lender to any Taxes or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender at the time set forth in paragraph (c) of this Section 2.12 such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within ten (10) days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is one hundred twenty (120) days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such one hundred twenty (120)-day period. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower and to the Administrative Agent: (i) such Lender may declare that LIBOR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into LIBOR Loans, whereupon any request for a LIBOR Borrowing (or to convert an ABR Borrowing to a LIBOR Borrowing or to continue a LIBOR Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a LIBOR Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and (ii) such Lender may require that all outstanding LIBOR Loans made by it be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

(b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each LIBOR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBOR Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.14. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBOR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any LIBOR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any LIBOR Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any LIBOR Loan to be made by such Lender (including any LIBOR Loan to be made pursuant to a conversion or continuation under Section 2.06) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the LIBOR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.15 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.16. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at 2 Greenwich Plaza, Greenwich Connecticut, 06830. All payments received by the Administrative Agent after 1:00 p.m., New York City time, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to, but excluding, the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

(d) All interest on LIBOR Loans shall be computed for the actual days elapsed, based on a year of 360 days. Interest on ABR Loans, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days (or 366, as the case may be). Each determination by the Administrative Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. A certificate setting forth in reasonable detail amounts payable by the Borrower under Section 2.12, Section 2.13 and Section 2.17 and the basis therefor, submitted to the Borrower by the Administrative Agent shall be final, conclusive and binding for all purposes, absent manifest error, and the Borrower shall pay such amounts to the appropriate party within ten (10) Business Days following receipt of the certificate.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed on amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment delivered to the Borrower by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Foreign Lender hereby agrees that it shall, no later than the Closing Date, or in the case of a Foreign Lender that becomes a party hereto pursuant to an Assignment and Acceptance after the Closing Date no later than the date such Foreign Lender becomes a party hereto, or, in the case where a Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”), no later than the date such Lender designates the New Lending Office, and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally able to do so, deliver to the Borrower and the Administrative Agent either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W-8ECI or successor form, (y) U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Foreign Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax, or (z) U.S. Internal Revenue Service Form W-8IMY (and required attachments or supporting statements) or successor form, (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code, (x) a certificate to the effect that such Lender is (A) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) not a “10 percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation described in Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or successor form, or (iii) any other form or documentation prescribed by applicable law indicating that such Foreign Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender and shall deliver such forms within five (5) days after receipt of a written request therefor from the Borrower or the Administrative Agent.

(f) The Administrative Agent and each Lender that is a U.S. person as that term is defined in Section 7701(a)(30) of the Code, other than a Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii), hereby agrees that it shall, no later than the Closing Date or, in the case of a Lender that becomes a party hereto pursuant to an Assignment and Acceptance after the Closing Date no later than the date such Lender becomes a party hereto, deliver to the Borrower and the Administrative Agent two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 or successor form, certifying that the Administrative Agent and each such Lender is on the date of delivery thereof entitled to an exemption from United States backup withholding tax. Unless the Borrower and the Administrative Agent has received such forms or other documents required by this Section 2.17(f), the Borrower or the Administrative Agent, as applicable, shall withhold amounts as required by applicable requirements of law from such payments at the applicable statutory rate.

(g) If a Lender or the Administrative Agent determines that it has received a refund in respect of any Indemnified Taxes or Other Taxes with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17 or made an indemnity payment, pursuant to this Section 2.17, it shall within thirty (30) days from the date of such receipt pay over such refund to the Borrower, net of all out-of-pocket expenses of such Lender; provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other person.

(h) Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17 shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(i) If a payment made to the Administrative Agent or a Lender under this Agreement may be subject to U.S. federal withholding tax under FATCA, the Administrative Agent or such Lender shall deliver to the Borrower (and, in the instance of a payment made to a Lender, to the Administrative Agent), at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrower or Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.18. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12, (ii) any Lender delivers a notice described in Section 2.13, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.17, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (v) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.12 and 2.14); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.12, notice under Section 2.13 or the amounts paid pursuant to Section 2.17, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.17, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.12 or shall waive its right to further payments under Section 2.17 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.18.

(b) If (i) any Lender shall request compensation under Section 2.12, (ii) any Lender delivers a notice described in Section 2.13, or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.17, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower, or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.17, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.19. Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Required Lenders, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Defaulting Lender Cure. If the Administrative Agent and the Required Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon (i) such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(d) Lenders that are parties to this Agreement on the Closing Date shall have the opportunity to take up Defaulting Lenders’ Commitments based on their Pro Rata Share of initial Commitments.

ARTICLE III

Representations and Warranties

The Borrower (with respect to itself and its Restricted Subsidiaries) makes the following representations and warranties to the Administrative Agent and each of the Lenders, and each of such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans:

SECTION 3.01. Organization; Powers. The Borrower and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) subject to the entry of the Financing Orders by the Bankruptcy Court, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) subject to the entry of the Financing Orders by the Bankruptcy Court, has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. Subject to the entry of the Financing Orders by the Bankruptcy Court, the Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than any Lien created hereunder, under the Security Documents, under the Senior Secured Notes Documents, under the Junior Secured Notes Documents or under the Financing Orders).

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and, subject to the entry of the Financing Orders by the Bankruptcy Court, constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will, subject to the entry of the Financing Orders by the Bankruptcy Court, constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3.04. Governmental Approvals. Subject to the entry of the Financing Orders by the Bankruptcy Court, the execution, delivery and performance of each Loan Document does not require any consent or approval of, registration or filing with, or any other action by any Governmental Authority, except for such as have been made or obtained and are in full force and effect.

SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated unaudited balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal year ended December 31, 2012, which have been provided to Deloitte & Touche, LLP, independent public accountants (“Deloitte”), and as of the Petition Date the Borrower is not aware of any material adjustments proposed by Deloitte to such consolidated unaudited balance sheets and related statements of income, stockholder’s equity and cash flows. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject to normal year-end adjustments.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had or could reasonably be expected to have, Material Adverse Effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and the Restricted Subsidiaries, taken as a whole, since December 31, 2012.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Restricted Subsidiaries has good and marketable title to or valid leasehold interests in all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Permitted Liens.

(b) Each of the Borrower and the Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08. Restricted Subsidiaries. Schedule 3.08 sets forth, as of the Closing Date, a list of all Restricted Subsidiaries and the percentage ownership interest of the Borrower and its Restricted Subsidiaries therein. The shares of Capital Stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Permitted Liens.

SECTION 3.09. Compliance with Laws; Disputes, Audits, Investigations, Adjudications, Litigation. (a) Except for the Cases, and except as set forth on Schedule 3.09, to the best knowledge of the Borrower, neither the Borrower nor any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including, without limitation, any Healthcare Laws, zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could reasonably be expected to result in a Material Adverse Effect.

(b) Except for the Cases, and except as set forth on Schedule 3.09, to the best knowledge of the Borrower, there are no disputes, regulatory compliance audits, administrative, civil, or criminal investigations, administrative adjudications, actions, arbitrations, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best knowledge of the Borrower, threatened or initiated against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.10. Agreements. (a) Neither the Borrower nor any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Borrower nor any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

(c) Except for violations of the Pre-Petition Credit Agreement, the Senior Secured Notes Documents or the Junior Secured Notes Documents in each case occurring as the result of filing of the Cases, the enforcement of which are stayed by virtue of filing of the Cases, no Default or Event of Default has occurred and is continuing or would result from any Borrowing under this Agreement or from the application of the proceeds therefrom.

SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and the amounts withdrawn from the Cash Collateral Account solely to fund the working capital needs and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, costs related to the Cases), in each case in accordance with the Budget Covenant and in accordance with the Financing Orders. Unless otherwise applied to payment of fees and expenses in connection with the Transactions, all proceeds of the Loans have been deposited in the Cash Collateral Account as provided in Section 2.02 hereof until withdrawn in accordance with the Loan Documents and the Budget Covenant.

SECTION 3.14. Tax Returns and Payments. Each of the Borrower and the Subsidiaries has filed or caused to be filed all material Federal, state and local tax returns and all other material tax returns, domestic or foreign, required to be filed by it and has paid or caused to be paid all material taxes due and payable by it, except those (i) not filed or paid as a result of the Cases or the Effect of Bankruptcy, (ii) not yet delinquent, or (iii) contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or its Subsidiaries to the Administrative Agent or any Lender on or before the Closing Date in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16. Employee Benefit Plans; Compliance with ERISA. Each U.S. Employee Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretation thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standard Codification No. 715, as amended or revised from time to time) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standard Codifications No. 715, as amended or revised from time to time) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.17. Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower, nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

(b) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, there has been no Release of any Hazardous Materials at any real property currently or formerly owned, leased or operated by the Borrower, any of the Restricted Subsidiaries or any of their respective predecessors reasonably expected to result in Environmental Liability.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Restricted Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Perfection of Security Interests. After giving effect to the entry of the Financing Orders by the Bankruptcy Court, the Collateral Agent shall have legal, valid and enforceable perfected Liens having the priority specified in the Financing Orders on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral and the proceeds thereof, to the extent permitted by applicable law.

SECTION 3.20. Location of Leased Premises. Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Restricted Subsidiaries and the addresses thereof. The Borrower and the Restricted Subsidiaries have valid leases in all the real property set forth on Schedule 3.20. On the Closing Date, neither the Borrower nor any Restricted Subsidiary owns any real property in fee.

SECTION 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the U.S. Fair Labor Standards Act of 1934, as amended, or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

SECTION 3.22. Intentionally Omitted.

SECTION 3.23. Sanctioned Persons; OFAC. Neither the Borrower nor any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.24. USA PATRIOT Act. To the knowledge of the Borrower, each Loan Party is in compliance, in all material respects, with the requirements of the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”).

SECTION 3.25. Foreign Corrupt Practices Act. The Borrower, each Subsidiary, and their respective directors, officers, and, to the knowledge of the Borrower, any agents, employees and persons acting on behalf of the Borrower or any of their subsidiaries have, within five years prior to the date of this Agreement, complied with, are now in compliance with, and will comply with, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all other applicable laws relating to anti-corruption.

SECTION 3.26. Health Care Matters. Except as described on Schedule 3.09, to the extent applicable, in all material respects, and to the best knowledge of the Borrower, the Borrower is certified, accredited, and, as otherwise required in connection with the health care-related services and items for which it may submit claims for payment to third-parties, is enrolled as a provider and/or supplier in and, to the best knowledge of the Borrower, is currently in good standing in all material respects with the standards, requirements, prohibitions, and other conditions of participation in all Medicare benefits, programs, and/or plans, all Medicaid benefits, programs, and/or plans, whether administered by state or non-governmental entities, and all other Federal and/or State Healthcare Programs, and all health insurance plans, programs providing health care, disease management, or wellness services, cooperatives, or group purchasing arrangements to which it reasonably expects to submit claims for payment during the Term of this Agreement.

SECTION 3.27. Status of DIP Facility as Senior Indebtedness. The Obligations under this Agreement constitute senior Indebtedness of the Borrower and the other Loan Parties, subject to the Financing Orders. Neither the Loans, the Obligations nor the Agents’ and Lenders’ rights under the Loan Documents shall be subject to the Pre-Petition Collateral Agreement or the Intercreditor Agreements.

SECTION 3.28. Chapter 11 Cases. The Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof, and, as of the date of drawing of the Delayed Draw Term Loan, of the hearing for the approval of the Final DIP Order have been given as identified in the certificate of service filed with the Bankruptcy Court.

SECTION 3.29. Financing Orders. The Interim Order or, after it has been entered, the Final DIP Order (as applicable), and the Transactions contemplated by this Agreement and the other Loan Documents are in full force and effect, and have not, in whole or in part, been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any pending or threatened challenge or proceeding in any jurisdiction; and the Debtors are in compliance with the Interim Order and the Final DIP Order.

SECTION 3.30. Budget. At the time delivered by the Borrower hereunder, each Budget has been prepared in good faith by the Borrower and based on assumptions believed by the Borrower to be reasonable.

ARTICLE IV

Conditions of Lending

SECTION 4.01. Effectiveness of this Agreement; Interim Period. The effectiveness of this Agreement and the obligation of each Lender to make Loans to the Borrower during the Interim Period are subject to the satisfaction of the following conditions precedent, except as otherwise agreed by the Lenders:

(a) The Administrative Agent’s and the Lenders’ receipt of the following, each of which shall be originals, facsimiles or electronic transmission in .pdf format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance satisfactory to the Lenders:

(i) executed counterparts of this Agreement by the Borrower, each Subsidiary Guarantor and each Lender;

(ii) an original Note executed by the Borrower in favor of each Lender that has requested a Note at least one (1) Business Day prior to the day on which all other conditions precedent to the effectiveness of this Agreement are satisfied;

(iii) the Collateral Agreement and the Guarantee Agreement duly executed by each Loan Party party thereto;

(iv) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto and attached to the certificate and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party

(v) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iv) above;

(vi) copies of recent Lien searches reasonably requested by the Lenders with respect to the Borrower together with evidence that all existing Liens (other than in respect of Permitted Liens) have been terminated and all actions required to terminate and release such Liens have been satisfactorily taken;

(vii) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State;

(viii) a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be Permitted Liens or have been or will be contemporaneously released or terminated; and

(ix) such other documents as the Lenders or the Administrative Agent may reasonably request.

(b) The Lenders and the Administrative Agent shall have received on or prior to the Closing Date, all documentation and other information reasonably requested by them in writing prior to the Closing Date in order to allow such Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(c) The Lenders shall be reasonably satisfied that all necessary governmental and third party consents and approvals necessary in connection with the Transactions have been obtained and be effective and all applicable waiting periods in respect thereof shall have expired without any adverse action being taken by any Governmental Authority and that no Law shall be applicable in the reasonable judgment of the Lenders that restrains or prevents the consummation of the Transactions.

(d) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Sections 4.03(a), (b), (d) and (f).

(e) The Administrative Agent shall have received for its own account and for the account of the Lenders, as the case may be, all fees, costs and expenses due and payable on or prior to the Closing Date hereunder, and under any other Loan Document, which have been invoiced (in the case of costs and expenses only) to the Borrower at least one (1) Business Day before the Closing Date.

(f) The Administrative Agent shall have received (i) the Initial Budget in form and substance satisfactory to the Administrative Agent and (ii) certificate of a Responsible

Officer certifying that the Initial Budget was prepared in good faith and on the basis of the assumptions stated therein which assumptions were believed to be reasonable at the time of preparation of such Initial Budget.

(g) The Bankruptcy Court shall have entered the Interim Order, which shall be in full force and effect and which shall not have been reversed, vacated, or stayed and shall not have been amended, supplemented, or otherwise modified in a manner adverse to (i) the Lenders without the prior written consent of the Lenders and (ii) the rights and obligations of the Agents under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent.

(h) The Administrative Agent shall have received a copy of all motions and other documents that the Borrower filed and/or submitted to the Bankruptcy Court in connection with the Transactions on the Petition Date, and all such motions and documents and any other “first day” pleadings shall be in form and substance reasonably satisfactory to the Administrative Agent.

(i) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(j) The Loan Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(k) The Lenders shall be satisfied with the cash management arrangements of the Borrower and its Subsidiaries, including, but not limited to, the establishment of the Cash Collateral Account.

(l) To the extent requested by the Administrative Agent, not later than two (2) Business Days prior to the Closing Date, all documents and instruments required to perfect the Administrative Agent’s first priority security interest in the Collateral (including delivery of stock certificates and undated stock powers executed in blank) shall have been executed and be in proper form for filing on or prior to the Closing Date.

(m) The Administrative Agent shall have received from the Borrower prior to the Closing Date, a long range business plan for the Borrower and its Restricted Subsidiaries for a period of three (3) years (the Borrower’s fiscal years 2013, 2014 and 2015), in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion, which shall, among other things, demonstrate the basis on which the Borrower and its Restricted Subsidiaries are able to achieve such business plan; it being understood that the long range business plan received by the Administrative Agent on April 3, 2013, is satisfactory.

SECTION 4.02. Conditions to Delayed Draw Term Loan. The obligation of each Lender to make Delayed Draw Term Loans to the Borrower is subject to the satisfaction of the following conditions precedent, except as otherwise agreed by the Lenders:

(a) The conditions set forth in Section 4.01 shall have been satisfied.

(b) The Bankruptcy Court shall have entered the Final DIP Order, which shall be in full force and effect and which shall not have been reversed, vacated, or stayed and shall not have been amended, supplemented, or otherwise modified in a manner adverse to (i) the Lenders without the prior written consent of the Lenders and (ii) the rights and obligations of the Agents under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent.

(c) [reserved]

(d) The Borrower shall have filed with the Bankruptcy Court a chapter 11 plan and related disclosure statement, which are consistent with the Restructuring Term Sheet and the Plan Support Agreement and in form and substance satisfactory to the Administrative Agent (the “Chapter 11 Plan”).

(e) The Administrative Agent shall have received for its own account and for the account of the Lenders, as the case may be, all fees, costs and expenses due and payable on or prior to the date of the proposed Borrowing hereunder, and under any other Loan Document, which have been invoiced (in the case of costs and expenses only) to the Borrower at least one (1) Business Day before the date of the proposed Borrowing.

(f) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Sections 4.03(a), (b), (d) and (f).

SECTION 4.03. Conditions to All Credit Extensions. The obligation of each Lender to honor any request for Borrowing is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default or Event of Default shall have occurred and be continuing, or would result from such proposed Borrowing or from the application of the proceeds therefrom.

(c) The Administrative Agent shall have received a Borrowing Request as required under Section 2.03 and in accordance with the requirements hereof together with any additional information as the Administrative Agent may reasonably request.

(d) At the time of the making of a Loan, the amount of such Loan and the application of the proceeds thereof shall be in accordance with the Budget Covenant.

(e) Each Borrowing Request submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.03(a), (b), (d) and (f) have been satisfied on and as of the date of the applicable Borrowing.

(f) Other than the Cases, there shall be no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person that involve any Loan Document or the Transactions.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been indefeasibly paid in full in cash, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would otherwise be permitted in compliance with Article VI.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, accreditations, consents and agreements of all insurers, Governmental Authorities, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all material applicable laws (including Healthcare Laws), rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property and equipment material to the conduct of such business and keep such property and equipment in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02. Insurance. (a) Maintain such insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.

(b) Cause all such policies (i) covering any Collateral to be endorsed or otherwise amended to (x) include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent and (y) provide for at least thirty (30) days’ prior written notice to the Administrative Agent of any cancellation of such policy, and (ii) to name the Administrative Agent, on behalf of Lenders, as an additional insured thereunder as its interests may appear. Within thirty (30) days following the Closing Date (or such other period as the Administrative Agent may prescribe, in its sole discretion), the Loan Parties shall provide the Administrative Agent with a certificate from the Loan Parties’ insurance broker (or other evidence satisfactory to the Administrative Agent) that all insurance required to be maintained pursuant to this Section 5.02(b) is in full force and effect, together with endorsements naming the Administrative Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under this Section 5.02(b).

SECTION 5.03. Obligations and Taxes. Unless otherwise prohibited by the Interim Order or the Final DIP Order and other than Taxes or claims arising from the period prior to the Petition Date that have not been authorized to be paid by the Bankruptcy Court in the Cases and provided for in the Budget, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims for labor, materials and supplies or otherwise, before the same shall become delinquent or in default, that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and, with respect to a contested obligation, such contest operates to suspend collection and enforcement of a Lien.

SECTION 5.04. Financial and Other Reports; Budget. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) on or promptly following the Closing Date for the fiscal year ended on December 31, 2012 and within ninety (90) days after the year end of each fiscal year there after, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal year, and the results of its operations and the operations of such Restricted Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year and with respect to fiscal year ended December 31, 2013 and any subsequent year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing, (ii) a certificate of a Financial Officer of the Borrower certifying that the consolidated financial statements delivered pursuant to clause (a)(i) above fairly present the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (iii) with respect to fiscal year ended December 31, 2013 and any subsequent year, an opinion of such accountants (which opinion may include a “going concern” qualification, but shall be without other qualifications or exceptions as to the scope of such audit or otherwise) to the effect that the consolidated financial statements delivered pursuant to clause

(a)(i) above fairly present the financial condition and results of operation of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; (it being understood that the Administrative Agent has received such items as of the Closing Date);

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2013, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Restricted Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, and (ii) a certificate of a Financial Officer of the Borrower certifying that the consolidated financial statements delivered pursuant to clause (b)(i) above fairly present the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c) within forty-five (45) days after the end of the fiscal months ending April 30, 2013 and May 31, 2013 and within thirty (30) days after the end of each fiscal month thereafter, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of such Restricted Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, and (ii) a certificate of a Financial Officer of the Borrower certifying that the consolidated financial statements delivered pursuant to clause (c)(i) above fairly present the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d) concurrently with any delivery of financial statements under paragraphs (a) through (c) above, a certificate of a Financial Officer in the form of Exhibit H (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) including in the case of the financial statements delivered under paragraphs (a) and (b) above, a management discussion and analysis consistent in scope with the information required to be included in the Borrower’s annual or quarterly, as applicable, reports as required to be filed with the Securities and Exchange Commission and including information on the Borrower’s consolidated liquidity, revenues and EBITDA (as defined in the Pre-Petition Credit Agreement, but adding back restructuring costs related to the Cases) and the Borrower’s performance against the Budget;

(e) not later than the first Friday of each fiscal month (or, if such Friday is not a Business Day, not later than the Business Day immediately succeeding such first Friday of the fiscal month), a Supplemental Budget covering the 13 week period commencing with the week in which the beginning of each such calendar month occurs, which Supplemental Budget:

(i) shall, except as otherwise approved by the Administrative Agent in its sole discretion, be substantially in the form of the Initial Budget or the Supplemental Budget then most recently in effect (including, without limitation, containing the same line items as contained in the Initial Budget or the Supplemental Budget then most recently in effect and without any other or additional line items unless inclusion of such other or additional line items has been approved by the Administrative Agent as provided in clause (e)(v) below),

(ii) shall include line items leading to the calculation of Operating Cash Flow (as defined below) on a weekly basis for each week for the covered period for:

(a) all cash receipts (including sources and remittances) to be received by the Loan Parties in respect of accounts receivable or otherwise for such week,

(b) all cash disbursements (including uses and fundings) to be made by the Loan Parties in respect of operating expenditures or otherwise (including subcomponent separate line items for the Loan Parties’ (A) Professional Fees ex DIP/1st Fees and (B) Restructuring Costs ex Professional Fees) for such week, and

(c) the excess of the amounts in clause (e)(ii)(a) over (e)(ii)(b), but exclusive of the line items referred to in sub-clauses (A) and (B) of said clause (b) (such excess, the “Operating Cash Flow”) for such week;

(iii) may include changes to the figures in the periods already covered by the Budget most recently in effect but only to the extent such changes have been approved by the Administrative Agent in its sole discretion; it being understood and agreed that the Administrative Agent shall have ten (10) Business Days following delivery of a proposed change pursuant to this clause (e)(iii) to either give its approval referred to in this clause (e)(iii) or raise any objections to such change; provided that (A) if no such objections are raised within such ten (10) Business Day period, the proposed change shall be deemed approved by the Administrative Agent, and (B) if the Administrative Agent does object to the proposed change and such objection remains unresolved, such change shall not take effect;

(iv) shall be accompanied by (i) a certificate of a Responsible Officer certifying that such Supplemental Budget was prepared in good faith and on the basis of the assumptions stated therein which assumptions were believed to be reasonable at the time of preparation of such Supplemental Budget and (ii) a report in reasonable detail listing the weekly variances for each line item from corresponding weekly line items in the Budget previously in effect; and

(v) shall become the Budget then in effect (and replace the Budget previously in effect) upon the Administrative Agent’s written acknowledgement that the proposed Supplemental Budget is substantially in the form of the Initial Budget or the Supplemental Budget most recently in effect and is in substance reasonably acceptable to the Administrative Agent (in the Administrative Agent’s sole discretion), it being understood and agreed that the Administrative Agent shall have ten (10) Business Days following delivery of a proposed Supplemental Budget pursuant to this clause (e) to either give its acknowledgement referred to in this clause (e)(v) or raise any objections to such Supplemental Budget; provided that (A) if no such objections are raised within such ten (10) Business Day period, the proposed Supplemental Budget shall be deemed satisfactory to the Administrative Agent, and (B) if the Administrative Agent does object to the proposed Supplemental Budget and such objection remains unresolved, the Budget previously in effect shall remain in effect for the balance of the period covered thereby and the Borrower shall continue to maintain compliance with the Budget Covenant on the basis of such Budget.

(f) commencing on the first Friday following the Closing Date, and on each Friday thereafter (or if such day is not a Business Day, the next succeeding Business Day), a report of the cash balances as of the close of business on the previous Business Day, containing such detail and other information as the Administrative Agent may reasonably request;

(g) as soon as possible and in any event within three (3) Business Days of the Borrower’s obtaining knowledge thereof, any written notice that any Governmental Authority has initiated an investigation, audit, or similar event regarding Borrower’s or any of its Subsidiaries’ compliance with Healthcare Laws or is alleging that Borrower or any of its Subsidiaries is in violation of any Healthcare Laws;

(h) all reports relating to the Budget in the manner and at the times set forth in the Interim Order and the Final DIP Order and as set forth in Section 5.16;

(i) (i) as promptly as practicable, updates with respect to any material developments with respect to the preparation and/or filing of a Chapter 11 Plan (including any amendments, modifications or supplements thereto), and (ii) not later than three (3) Business Days (or such shorter period as the Administrative Agent may agree) prior to the filing of a Chapter 11 Plan (including any amendments, modifications or supplements thereto) with the Bankruptcy Court, a draft of such Chapter 11 Plan (including any amendments, modifications or supplements thereto);

(j) in advance of, and to the extent reasonably practicable, at least three (3) Business Days (or such shorter period of time agreed to by the Administrative Agent if reasonably necessary), prior to the date such materials are to be filed with the Bankruptcy Court or served upon the relevant party, copies of (i) monthly reports and (ii) all material pleadings, motions, applications, judicial information or other information with respect to each Loan Party’s financial condition filed by or on behalf of each Loan Party with the Bankruptcy Court or served by a Loan Party to or upon the United States Trustee (or any monitor or interim receiver, if any, appointed in the Cases) or any committee thereunder (to the extent such document has not otherwise previously been served pursuant to an order of the Bankruptcy Court establishing notice procedures in the Cases or otherwise);

(k) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(l) promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(m) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request;

(n) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the Securities and Exchange Commission or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(o) promptly, such additional information as the Administrative Agent or any Lender may from time to time reasonably request, including but not limited to claims submitted for payment to third-parties, provided that disclosure of such information is permitted by applicable laws and regulations and is provided to the requesting party in a manner authorized or otherwise consistent with applicable laws and regulations.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt (unless a more specific timing is provided below) written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(d) any inaccuracy, miscalculation or misstatement contained in any certificate provided for any period that affects any financial or other calculations, representations or warranties or other statements impacting any provision of this Agreement and any other Loan Document in any material respect, together with an updated certificate including the corrected information, calculation or statement, as applicable, which notice of such inaccuracy, miscalculation or misstatement shall be given immediately upon the discovery thereof; and

(e) any material claim asserted in writing against any of the Collateral (other than Liens permitted under this Agreement or as a result of the filing of proofs of claims in the Cases).

SECTION 5.06. Information Regarding Collateral. Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, or (iii) in any Loan Party’s identity or corporate structure. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and withdrawals from the Cash Collateral Account solely to make disbursements for expenditures provided for in the Budget Covenant.

SECTION 5.09. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten (10) days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

SECTION 5.10. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all

Environmental Laws applicable to its operations and properties, obtain and renew all material environmental permits necessary for its operations and properties and conduct any remedial action required by Environmental Laws; provided, however, that neither the Borrower nor any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than twenty (20) days without the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within forty five (45) days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12. Further Assurances; Interim Order.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent may reasonably request, in order to effectuate the Transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary that is a Restricted Subsidiary to become a Loan Party by executing or joining the Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, each Loan Party will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, in accordance hereunder and with the applicable Security Documents, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Domestic Subsidiaries). Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the relevant Loan Party shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section 5.12. Each of the Loan Parties agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(b) The Interim Order shall be sufficient and conclusive evidence of the validity, perfection and priority of the security interests securing the Obligations without the necessity of filing or recording any financing statement, deed of trust, mortgage, assignment or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action (including, for the avoidance of doubt, entering into any deposit account control agreement or securities account control agreements) to validate or perfect the security interests or to entitle the security interests to the priorities granted herein. Upon the exercise by the Collateral Agent or Administrative Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, the Loan Parties shall execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, Collateral Agent or Lender may reasonably require. Further, each Loan Party shall cure promptly any material defects in the creation and issuance of the Notes and the execution and delivery of the Security Documents and this Agreement. Within thirty (30) days after a request by the Administrative Agent or the Lenders to cure any title defects or exceptions which are not Permitted Liens, the Loan Parties shall cure such material title defects and/or remove such material exceptions.

Notwithstanding anything herein to the contrary, on not less than five (5) Business Days’ written notice from the Administrative Agent to the Borrower, the Borrower shall execute a blocked account agreement in form and substance reasonably acceptable to the Collateral Agent with respect to the Cash Collateral Account.

SECTION 5.13. [reserved].

SECTION 5.14. Material Contracts and Licenses. Subject to the approval of the Bankruptcy Court in the Cases, if required, and to the restrictions set forth in this Agreement, each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, comply with all the terms and provisions of each material contract, lease or agreement entered into prior to the Petition Date and assumed in the Cases, and each material contract, lease or agreement entered into on or after the Petition Date, in each case, except to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.15. Medicare and Medicaid Proceeds. The Borrower shall and shall cause its Restricted Subsidiaries to ensure that all account debtors in respect of Specified Government Receivables that constitute Collateral forward payment directly to an account of the applicable Loan Party designated as a Specified Deposit Account on the applicable schedule to the Perfection Certificate (each a “Specified Deposit Account”). Each Loan Party shall enter into an agreement in form and substance satisfactory to the Collateral Agent, duly executed by such Loan Party and the applicable depositary bank providing for sweeps described in the next sentence and will not allow for such provisions to be amended or waived in a manner adverse to the Lenders without the prior written consent of the Collateral Agent. By 10:00 a.m. (New York time) on each Business Day, each Loan Party will cause the entire balance available in each Specified Deposit Account as of the end of the immediately preceding Business Day to be transferred by ACH or book entry transfer to the Concentration Account. The Loan Parties will not transfer any funds out of any Specified Deposit Account except to the Concentration Account.

SECTION 5.16. Compliance with Budget.

(a) The Loan Parties shall ensure that at no time any of the following occur:

(i) a negative variance by more than the greater of 15% and $1,000,000 in the amount of Operating Cash Flow for each rolling four week period commencing with the last day of the fourth week after the week during which the Petition Date occurs and the last day of each week thereafter as compared to the corresponding line item for Operating Cash Flow for such rolling four week period in the Budget (provided that the Borrower shall, commencing with the end of the first week during which the Petition Date occurs, provide reports to the Administrative Agent by the Friday of the following week (of if such day is not a Business Day, on the immediately succeeding Business Day) on the amount of the negative variance in each such line items from those designated in the Budget);

(ii) a negative variance by more than 15% in the aggregate amount specified in the line items in the Budget that add up to the combined line item for Professional Fees ex DIP/1st Fees as designated in the Budget, tested for the cumulative period (i) commencing with the week during which the Petition Date occurs and (ii) ending on the last day of the fourth week after the week during which the Petition Date occurs and on the last day of each week thereafter (provided that the Borrower shall, commencing with the end of the first week during with the Petition Date occurs, provide reports to the Administrative Agent by the Friday of the following week (or if such day is not a Business Day, on the immediately succeeding Business Day) on the amount of the negative variance in each such line items from those designated in the Budget);

(iii) a negative variance more than 15% in any of the amounts specified in each of the line items in the Budget that add up to the combined line item for Restructuring Costs ex Professional Fees as designated in the Budget, tested for the cumulative period commencing (i) with the week during which the Petition Date occurs and (ii) ending on the last day of the fourth week after the week during which the Petition Date occurs and on the last day of each week thereafter (provided that the Borrower shall, commencing with the end of the first week during with the Petition Date occurs, provide reports to the Administrative Agent by the Friday of the following week (or if such day is not a Business Day, on the immediately succeeding Business Day) on the amount of the negative variance in each such line items from those designated in the Budget);

(iv) any Loan Party shall make any disbursement (i) in an amount not contemplated by the Budget (giving effect to the foregoing variances) or (ii) of a type not contemplated by the Budget without, in each case, having received the prior written consent of the Administrative Agent in its sole discretion; or

(v) any Loan Party shall at any time make a withdrawal from the Cash Collateral Account that exceeds the cumulative amount that, in accordance with the line item for withdrawals set forth in the Budget, is budgeted to be withdrawn from the Cash Collateral Account through the end of the week during which such withdrawal is to be made plus a 15% variance calculated on the cumulative permitted withdrawals through such week; provided, that the Cash Collateral Account is not overdrawn.

(b) Notwithstanding the foregoing: (i) the Loan Parties shall be permitted to pay (x) the reasonable fees and expenses of the professionals retained by the Administrative Agent and the professionals retained by lenders under the Pre-Petition Credit Agreement or holders of the Senior Secured Notes that are Consenting Noteholders (as defined in the Financing Orders) (whether or not such fees or expenses are reflected in the Budget, to the extent approved by the Bankruptcy Court) and (y) any other amount authorized by the Bankruptcy Court and agreed to by the Administrative Agent in its sole discretion; and (ii) any expenditure or payment of any amount referred to in clause (i) shall be deemed to be made in accordance with the Budget Covenant.

SECTION 5.17. Milestones.

(a) The Borrowers shall and shall cause its Restricted Subsidiaries to act in good faith and take commercially reasonable efforts to pursue and implement the Chapter 11 Plan.

(b) The Borrower shall comply with each of the following dates and milestones:

(i) the Cases are commenced and the Chapter 11 Plan and related disclosure statement is filed with the Bankruptcy Court no later than April 9, 2013;

(ii) the Interim Order is entered within three (3) Business Days after the Petition Date;

(iii) the Final DIP Order is entered within twenty seven (27) days after the entry of the Interim Order;

(iv) the Bankruptcy Court’s order (the “Solicitation Order”) approving the Solicitation Materials (as defined in the Plan Support Agreement) and setting a hearing to confirm the Chapter 11 Plan is entered by the Bankruptcy Court within forty-five (45) days after the filing of the Chapter 11 Plan and such Solicitation Order is in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion;

(v) the Bankruptcy Court’s order (the “Confirmation Order”) confirming the Chapter 11 Plan is entered by the Bankruptcy Court on or prior to the seventy-fifth (75th) day after the Solicitation Order is entered and such Confirmation Order is in form and substance satisfactory to the Administrative Agent in its sole discretion; and

(vi) on or prior to the fourteenth (14th) day after entry of the Confirmation Order, the effective date of the Chapter 11 Plan shall have occurred.

provided, however, that the Borrower may extend the time periods allowed in each of clauses (iii), (iv) and (v) by up to fourteen (14) days if the purpose of such extension is solely to accommodate scheduling difficulties with the Bankruptcy Court.

ARTICLE VI

Negative Covenants

The Borrower hereby covenants and agrees with the Administrative Agent and each Lender that, so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been indefeasibly paid in full in cash, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01. Use of Proceeds.

(a) The Borrower shall not and shall not permit any Restricted Subsidiary to use any proceeds of Loans or any withdrawals from the Cash Collateral Account or any other Cash Collateral (i) in any manner that is not in accordance with the Budget Covenant, (ii) to challenge or investigate the validity, perfection, priority, extent or enforceability of the Pre-Petition Credit Agreement, this Agreement, or the Existing Notes, or the liens or security interests securing the obligations under any of the foregoing or to pursue any causes of action of any kind against the agents or lenders under the Pre-Petition Credit Agreement or this Agreement (provided, however, that if a statutory creditors’ committee is appointed, up to $25,000 of the Loan proceeds may be used by such statutory creditors’ committee for purposes of such investigation), (iii) to object to, contest, delay, prevent or interfere with in any way the exercise of rights and remedies by the Agents, or (iv) to make any payment of professional fees for any other constituent group, including but not limited the committee of unsecured creditors, other than in accordance with the Budget Covenant. In furtherance of the foregoing, the Loan Parties hereby waive the right to investigate and challenge the validity, perfection, priority, extent or enforceability of the Pre-Petition Credit Agreement and this Agreement (and the liens and claims granted thereunder) and shall waive any and all claims of any kind against the collateral trustee and the indenture trustee with respect to this Agreement and the Pre-Petition Credit Agreement and the agents and lenders thereunder.

(b) The Borrower shall not and shall not permit any Subsidiary to deposit the proceeds of the Loans, receipts from any Prepayment Events or any releases of Restricted Cash into any account other than the Cash Collateral Account. The Borrower shall not and shall not permit any Subsidiary to make withdrawals from the Cash Collateral Account other than in accordance with Section 2.02 and the Budget Covenant.

SECTION 6.02. Limitation on Indebtedness. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness.

(b) Notwithstanding the foregoing Section 6.02(a), the Borrower and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this Section 6.02(b) being herein referred to as “Permitted Indebtedness”):

(i) The Loans incurred pursuant to this Agreement;

(ii) Indebtedness Incurred pursuant to any letters of credit, surety bonds or other similar arrangements as set forth on Schedule 1.01(a) and as forecast in the Budget, including relating to a letter of credit issued by Regions Bank in the face amount on the Closing Date of $8,587,745, and any other arrangements supported entirely by Restricted Cash (any such Indebtedness Incurred pursuant to this clause (ii) being herein referred to as “L/C Indebtedness”);

(iii) Indebtedness of any Loan Party to any Restricted Subsidiary or any Restricted Subsidiary that is not a Loan Party to any other Restricted Subsidiary that is not a Loan Party; provided, however, that, except with respect to Indebtedness among non-Loan Parties, all such Indebtedness shall be unsecured and subordinated in right of payment to the indefeasible payment in full in cash of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that is reasonably satisfactory to the Administrative Agent;; and, provided, further, however, that any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;

(iv) Indebtedness represented by the Pre-Petition Credit Agreement, the Existing Notes and the Subsidiary Guarantees thereof;

(v) Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on the Closing Date (other than Indebtedness described in clause (i), (ii), or (iii) of this Section 6.02(b) and set forth on Schedule 6.02(b)(v) hereto);

(vi) [reserved];

(vii) [reserved];

(viii) [reserved];

(ix) Obligations in respect of workers’ compensation and auto claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, reclamation, statutory and regulatory obligations, bankers’ acceptances, performance, bid, surety or similar bonds and letters of credit or completion and performance guarantees or equipment leases or other similar obligations provided by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its Incurrence;

(xi) Indebtedness consisting of the Guarantee by any Subsidiary Guarantor of any Indebtedness of the Borrower or any Subsidiary Guarantor that was permitted to be Incurred by the Borrower or any Subsidiary Guarantor pursuant to this Agreement; provided, however, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Loans, then the Guarantee thereof shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(xii) (A) Purchase Money Indebtedness or Capital Lease Obligations Incurred in the ordinary course of business, consistent with past practices and subject to the Budget Covenant, to finance all or any part of the purchase price or cost of design, development, construction, installation or improvement of personal (but not real) property (including acquisitions of Equity Interests), plant, equipment or vehicles used in the business of the Borrower or any of the Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), or repairs, additions or improvements to such assets, and (B) Purchase Money Indebtedness, Capital Lease Obligations or similar items of Indebtedness Incurred to finance bulk equipment purchases and related trade-vendor programs in accordance with the Budget Covenant, in each case of the foregoing clauses (A) and (B), in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred after the Closing Date pursuant to the foregoing clauses of (A) and (B) of this clause (xii) and then outstanding, does not exceed $5,000,000;

(xiii) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, Guarantees or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary, in an aggregate principal amount not to exceed the gross proceeds actually received by the Borrower or any Restricted Subsidiary, as applicable, in connection with such disposition; and

(xiv) Indebtedness of the Borrower or the Subsidiary Guarantors in an aggregate amount which, when taken together with all other Indebtedness of the Borrower and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Permitted Indebtedness Incurred pursuant to clauses (i) through (xiii) above) does not exceed $1,000,000.

(c) For purposes of determining compliance with this Section 6.02, any Indebtedness outstanding under letters of credit, surety bonds or similar arrangements on the Closing Date will be treated as L/C Indebtedness Incurred on the Closing Date under Section 6.02(b)(ii).

(d) For purposes of determining compliance with any U.S. Dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. Dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. Dollars shall be as provided in such Currency Agreement.

SECTION 6.03. Limitation on Restricted Payments. The Borrower shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment, other than (a) current interest payments with respect to and pursuant to the terms of the Pre-Petition Credit Agreement and the Senior Secured Notes and (b) as otherwise permitted under Section 6.12(i).

SECTION 6.04. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (A) (i) pay dividends or make any other distributions to the Borrower or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by its profits, or (ii) pay any Indebtedness owed to the Borrower, (B) make any loans or advances to the Borrower or (C) sell, lease or transfer any of its properties or assets to the Borrower, except:

(i) with respect to clauses (A), (B) and (C),

(a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date;

(b) [reserved];

(c) any encumbrance or restriction pursuant to any amendment, modification, restatement or renewal of an agreement referred to in Section 6.04(i)(a) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are, as determined by an Officer in good faith, not materially less favorable to the Lenders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(d) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(e) customary provisions in joint venture agreements, asset sale agreements, stock sale agreements, limited liability company organizational documents and other similar agreements;

(f) restrictions on cash, Cash Equivalents, marketable securities, investment grade securities or other deposits or net worth imposed by customers or lessors (including governmental entities) under contracts or leases entered into in the ordinary course of business;

(g) this Agreement, the Subsidiary Guarantees and the Security Documents;

(h) applicable laws, rules, regulations and orders;

(i) customary restrictions in Indebtedness Incurred pursuant to Section 6.02(b)(i); provided, however, that such restrictions are not more restrictive than those contained in this Agreement or the Security Documents; and

(ii) with respect to clause (C) only,

(a) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(b) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; and

(c) agreements with respect to Purchase Money Indebtedness and Capital Lease Obligations otherwise permitted hereunder that impose restrictions on the property purchased or leased.

SECTION 6.05. Limitation on Sales of Assets and Subsidiary Stock. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Disposition except for the following (and subject to the Financing Orders):

(i) Dispositions of (x) obsolete, damaged, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and (y) property no longer used or useful in the conduct of the business of the Loan Parties and their Subsidiaries;

(ii) Dispositions of (x) inventory and immaterial assets in the ordinary course of business and (y) accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(iii) leases, subleases, licenses or sublicenses in the ordinary course of business and consistent with past practices that do not materially interfere with the ordinary conduct of the business of the Loan Parties;

(iv) transfers of property to the extent subject to casualty or condemnation events;

(v) abandonment or cancellation of intellectual property in the ordinary course of business which does not materially interfere with the ordinary conduct of the business of the Loan Parties;

(vi) Dispositions in the ordinary course of business of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of similar replacement property (which replacement property is actually promptly purchased);

(vii) Dispositions of property to the Borrower or a Restricted Subsidiary; provided, that, if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is a Permitted Investment;

(viii) Dispositions in the ordinary course of business of cash and Cash Equivalents; and

(ix) other Dispositions not otherwise permitted by this Section 6.05, so long as (x) the Borrower or a Restricted Subsidiary receives consideration at the time of such Disposition at least equal to the Fair Market Value of the shares and assets subject to such Disposition, (y) not less than seventy-five percent (75%) the consideration thereof received by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (z) the aggregate amount of all such Dispositions does not exceed $1,000,000.

SECTION 6.06. Limitation on Affiliate Transactions. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower (an “Affiliate Transaction”) subject to the Financing Orders, unless:

(i) the terms of the Affiliate Transaction are no less favorable to the Borrower or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(ii) if such Affiliate Transaction involves an amount in excess of $500,000, the terms of the Affiliate Transaction are approved by the Administrative Agent;

(iii) if such Affiliate Transaction involves an amount in excess of $5,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Borrower disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in Section 6.06(a)(i) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Borrower (unless the Board of Directors of the Borrower at the time of such Affiliate Transaction has no non-employee directors of the Borrower disinterested with respect to such Affiliate Transaction, in which case clause (iii) below will apply to such Affiliate Transaction); and

(iv) if such Affiliate Transaction involves an amount in excess of $10,000,000 (or if such Affiliate Transaction involves an amount in excess of $5,000,000 and the Board of Directors of the Borrower at the time of such Affiliate Transaction has no non-employee directors of the Borrower disinterested with respect to such Affiliate Transaction), the Board of Directors of the Borrower shall have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Borrower and the Restricted Subsidiaries or is not materially less favorable to the Borrower and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 6.06(a) shall not apply to:

(i) any Permitted Investment or other Restricted Payment, in each case permitted to be made pursuant to Section 6.03;

(ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower;

(iii) loans or advances to employees made in the ordinary course of business for bona fide business purposes and consistent with past practices of the Borrower or the Restricted Subsidiaries;

(iv) the payment of reasonable fees to directors of the Borrower and the Restricted Subsidiaries who are not employees of the Borrower or the Restricted Subsidiaries;

(v) any transaction with the Borrower, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(vi) [reserved];

(vii) any agreement as in effect on the Closing Date or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Borrower or the Restricted Subsidiaries) and the transactions evidenced thereby; and

(viii) entering into and performing under indemnification arrangements or agreements in the ordinary course of business for the benefit of former, current or future directors or officers of the Borrower or any or its Restricted Subsidiaries.

(c) In addition and not in limitation of any restrictions imposed by this Section 6.06, the Borrower shall not and shall not permit any Restricted Subsidiary to pay any management, consulting or similar fees to or any salary expense for executives, directors, officers or shareholders of the Borrower or any of its Subsidiaries by direct payment or otherwise and shall not enter into any employment or consulting agreements, nor assume any existing contracts, with current management, shareholders or directors of the Borrower or its Affiliates that are not (i) in accordance with the Budget Covenant, and (ii) in the case of any new employment or consulting agreement or the assumption, after the Closing Date, of any existing contract with current management, shareholders or directors of the Borrower or its Affiliates, approved by the Required Lenders on the Closing Date or by the Administrative Agent after the Closing Date (in its sole discretion). For the avoidance of doubt, professional fees and expenses (paid to persons that are not executives, directors, offices or shareholders of the Borrower or any of its Subsidiaries) are not restricted or limited by this Section 6.06(c).

SECTION 6.07. Limitation on Line of Business. The Borrower shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

SECTION 6.08. Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist or become effective any Lien of any kind upon any of their assets, now owned or hereafter acquired, other than Permitted Liens.

SECTION 6.09. Limitation on Sale/Leaseback Transactions. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property.

SECTION 6.10. When Borrower May Merge or Transfer Assets. (a) The Borrower shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, except as permitted by the Financing Orders and with the agreement of the Administrative Agent and provided that:

(i) (x) the Borrower shall be the surviving corporation or (y) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Borrower) shall expressly assume, by an agreement supplemental thereto, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, all the Obligations of the Borrower under this Agreement;

(ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) [reserved]; and

(iv) the Borrower shall have delivered to the Administrative Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental agreement (if any) comply with this Agreement;

provided, however, that clause (ii) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Borrower or (B) the Borrower merging with an Affiliate of the Borrower solely for the purpose and with the sole effect of reincorporating the Borrower in another jurisdiction.

For purposes of this Section 6.10, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

The Successor Company (if not the Borrower) shall be the successor to the Borrower and shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, and the predecessor Borrower, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b) The Borrower shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

SECTION 6.11. Negative Pledge. Borrower shall not and shall not permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court for authority to) enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets securing the Obligations to the extent required to secure Obligations under the Loan Documents and the Financing Orders.

SECTION 6.12. Bankruptcy Matters. Borrower shall not and shall not permit any of its Restricted Subsidiaries to (i) pay or otherwise satisfy any Pre-Petition claims (other than claims paid pursuant to any order approved by the Administrative Agent and entered by the Bankruptcy Court and in accordance with the Budget Covenant and other than Pre-Petition claims paid pursuant to the Financing Orders), including, without limitation, any Pre-Petition claims of critical vendors, (ii) except as set forth in the motions filed on the Petition Date, seek to reject or terminate, or permit the rejection or termination of, any material license agreement, lease agreement in respect of material real property or material contract, in each case without the prior written consent of the Lenders, (iii) assume any material contract or employment agreement without the consent of the Administrative Agent, (iv) amend, waive, forgive, modify, discharge or compromise any claim between or among the Loan Parties and their respective Subsidiaries, in each case without the prior written consent of the Administrative Agent (v) except as contemplated by the Chapter 11 Plan, amend, supplement or otherwise modify the Senior Secured Notes Documents, the Junior Secured Notes Documents or the Pre-Petition Credit Agreement, (vi) amend the Chapter 11 Plan in a manner that is adverse (in the sole judgment of the Administrative Agent) to the Lenders without the consent of the Administrative Agent or (vii) without the prior written consent of the Administrative Agent: (x) enter into any contract or any binding term sheet, letter of intent or similar agreement for the actual or proposed sale, lease or disposition of any material assets outside the ordinary course of business, (y) enter into any material contract with any third party not in accordance with the Budget or (z) file any pleading with the Bankruptcy Court seeking authority to do any of the foregoing, unless, in each case, such transaction, if consummated, would result in all Obligations being indefeasibly paid in full in cash on or before consummation.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. Upon the occurrence of any of the following specified events (each, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise, an “Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made (i) in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, or (ii) in the payment of any adequate protection interest payments with respect to the Pre-Petition Credit Agreement or the Senior Secured Notes, and such default in either case of clauses (i) or (ii) shall continue unremedied for a period of two (2) Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in (i) Section 5.01(a), 5.05, 5.08, 5.15 (other than as provided in clause (iii)) or 5.17 or in Article VI, (ii) Section 5.04 and such default shall continue unremedied for a period of five (5) Business Days, (iii) Section 5.15 through no fault of the Borrower or any Restricted Subsidiary and such default shall continue unremedied for a period of two (2) Business Days, or (iv) Section 5.16 and such default shall continue unremedied for a period of one (1) Business Day;

(e) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of (i) thirty (30) days from a Responsible Officer of the Borrower or of any Loan Party obtaining knowledge of such default, or (ii) for a period of thirty (30) days after notice thereof from the Administrative Agent;

(f) (i) the Borrower or any Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable (after the lapse of any applicable grace period), or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the giving of notice and/or the lapse of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits (after the giving of notice and/or the lapse of any applicable grace period) any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) there shall have occurred a Change in Control (other than as contemplated by the Chapter 11 Plan);

(h) one or more final judgments not subject to the automatic stay in the Cases shall be rendered against any Loan Party, any Significant Subsidiary of any Loan Party or any combination thereof and such judgment is for the payment of money in an aggregate amount in excess of $500,000;

(i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $500,000;

(j) any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect, or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (in each case, other than in accordance with its terms or other than as a result of the discharge or sale or other disposition of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);

(k) (i) a default by the Borrower or any Subsidiary Guarantor in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Collateral Agent’s Lien on the Collateral in any material respect, (ii) repudiation or disaffirmation by the Borrower or any Subsidiary Guarantor of any of its material obligations under the Security Documents, or (iii) the determination in a judicial proceeding that any one or more material provisions of the Security Documents are unenforceable or invalid against the Borrower or any Subsidiary Guarantor for any reason;

(l) (i) any of the Cases shall be dismissed or converted to a Chapter 7 Case or a Chapter 11 plan of liquidation shall have been filed for any of the Cases; (ii) a trustee, receiver, interim receiver or receiver and manager shall be appointed in any of the Cases or a responsible officer or an examiner with enlarged powers shall be appointed in any of the Cases (having powers beyond those set forth in Bankruptcy Code sections 1106(a)(3) and (4)); or (iii) the Bankruptcy Court shall abstain from asserting jurisdiction over any of the Debtors;

(m) (i) except for the Carve-Out pursuant to the Financing Orders, entry of an order granting or filing with the Bankruptcy Court by the Borrower or any Subsidiary of a motion seeking the granting of, any claims senior or pari passu with the Lender’s claims in connection with the Loans or if any other Superpriority Claim which is senior to or pari passu with the claims of the Secured Parties shall be granted; (ii) entry of an order permitting payment of, or granting adequate protection with respect to, Pre-Petition debt (other than in respect of the Pre-Petition Credit Agreement and the Existing Notes pursuant to the Financing Orders) or the filing of any motion seeking the same by the Borrower or any Subsidiary Guarantor; (iii) payment of, or granting adequate protection with respect to, Pre-Petition debt (other than in respect of the Pre-Petition Credit Agreement and the Existing Notes pursuant to the Financing Order), or (iv) cessation of liens or Superpriority Claims granted to or for the benefit of the Lenders to be valid, perfected and enforceable in all respects;

(n) any Financing Order shall be stayed, amended, modified, reversed or vacated;

(o) a plan shall be confirmed in the Cases which is inconsistent in any material respect with the Restructuring Term Sheet or the Plan Support Agreement; or the Loan Parties shall take any action, including, without limitation, the filing of an application, in support of any plan that is inconsistent with the Restructuring Term Sheet or the Plan Support Agreement, or any person other than the Loan Parties shall do so and such application is not contested in good faith by the Loan Parties;

(p) an official committee, if any or any other party seeks leave to file an action challenging the validity, perfection, priority, extent or enforceability of the Loan Documents (and the liens and claims in respect thereof);

(q) other than pursuant to any Financing Order, the Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any party in interest, including, without limitation, any holder or holders of any security interest: (a) to permit foreclosure, the granting of a deed in lieu of foreclosure, or any similar action or other act of enforcement on any assets of the Debtors having an aggregate book value in excess of $250,000; or (b) to permit any other action or actions that would, either singly or in the aggregate, have a Material Adverse Effect on the Debtors or their estates or the value of the Collateral in the aggregate or the interests of any Lenders in the Collateral in the aggregate;

(r) any of the Loan Parties or any of their Affiliates shall fail to perform any of their respective material obligations under the Interim Order or the Final DIP Order;

(s) there shall be filed a motion, pleading or proceeding by any of the Loan Parties or their Affiliates not otherwise approved by the Lenders which could reasonably be expected to result in a material impairment of the rights or interests of the Lenders or a determination by a court with respect to any motion, pleading or proceeding brought by another party which results in such a material impairment;

(t) any of the Debtors shall cease to have the exclusive right pursuant to Section 1121 of the Bankruptcy Code to file a plan of reorganization;

(u) a plan other than the Chapter 11 Plan is filed with the Bankruptcy Court;

(v) the Plan Support Agreement shall have terminated in accordance with its terms; or

(w) the Administrative Agent not being satisfied at any time in its sole and absolute discretion that (i) the Borrower does not owe the United States government, or any agency, department or instrumentality thereof, or any other person additional amounts in excess of $1,000,000, in the aggregate (whether on account of overpayments, penalties, fines or interest), relating to oxygen contents billing from January 1, 2008, to the present, or any violation of Medicare or Medicaid laws or other state or Federal law applicable to persons doing business in the home medical equipment industry, or (ii) the Borrower has not billed incorrect amounts in excess of $1,000,000, in the aggregate, to the benefit of the Borrower and its Subsidiaries after the disclosure that the Borrower refunded overpayments in the Borrower’s Form 8-K dated May 15, 2012;

then, and in every such Event of Default and at any time thereafter during the continuance of such Event of Default, subject to the Financing Orders, the Administrative Agent may, and at the written request of the Required Lenders shall, by written notice to the Borrower that is also filed with the Bankruptcy Court, declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan shall immediately terminate, and that the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement shall be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 7.02. Termination of Use of Cash Collateral; Vacation of Automatic Stay. The Borrower’s rights to use Cash Collateral (including, without limitation, making withdrawals from the Cash Collateral Account) as provided in the Financing Orders shall terminate upon (i) repayment of the Obligations indefeasibly in full in cash or (ii) three (3) Business Days’ written notice (that can be given by electronic mail or fax) provided by the Administrative Agent to the Borrower or by the Borrower to the Administrative Agent of the occurrence and continuance of any Event of Default. Subject to the Financing Orders and notwithstanding the foregoing, the Borrower’s right to use Cash Collateral shall terminate immediately and without notice from the Administrative Agent at such time that any Loan Party has actual knowledge of an Event of Default if such Loan Party fails to promptly notify the Administrative Agent of such Event of Default. Subject to the Financing Orders, upon the occurrence of an Event of Default and following three (3) Business Days’ notice (that can be given by electronic mail or fax) of such Event of Default provided by the Administrative Agent to Borrower, (i) the automatic stay provided in section 362 of the Bankruptcy Code and the Loan Documents, as the case may be, shall be deemed automatically vacated without further action or order of the Bankruptcy Court and (ii) the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including, without limitation, all rights and remedies with respect to the Collateral and the Subsidiary Guarantors. In addition to the remedies set forth above, the Administrative Agent, at the written request of the Required Lenders, shall direct the Collateral Agent to exercise any remedies provided for by the Security Documents in accordance with the terms thereof or any other remedies provided by applicable law or in equity.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

SECTION 8.01. Appointment and Authorization of Agents.

(a) Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

(b) The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

(c) Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders, and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of their Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

SECTION 8.02. Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.03. Delegation of Duties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent.

SECTION 8.04. Resignation by the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the thirtieth (30th) day after the date such notice of resignation was given by such Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

SECTION 8.05. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

SECTION 8.06. Exercise of Remedies. Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof and the terms of the Financing Orders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition and as permitted by the Bankruptcy Court. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or contribute a defense available to, any Loan Party.

SECTION 8.07. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent, at the request of the Required Lenders (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower), shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and Section 9.05) allowed in such judicial proceeding;

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(iii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.08. Release of Collateral and Guarantee.

(a) The Lenders irrevocably agree that any Lien on any property granted to or held by the Collateral Agent under any Loan Document for the benefit of the Secured Parties shall be automatically released (i) upon termination of the Commitments and indefeasible payment in full in cash of all Obligations (other than (A) obligations under Hedge Agreements not yet due and payable and (B) contingent indemnification obligations not yet accrued and payable), (ii) upon the sale, lease, transfer or other disposition of such property (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such property) in accordance with the terms of the Loan Documents and the Financing Orders, (iii) subject to Section 8.06, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders and the Bankruptcy Court, or (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under its Guarantee pursuant to clause (b) below. The Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such property from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

(b) The Lenders irrevocably agree that each Subsidiary Guarantor shall be automatically released from its obligations under the Guarantee upon the termination of the Commitments and indefeasible payment in full in cash of all Obligations (other than (A) obligations under Hedge Agreements which have been cash collateralized or backstopped by letters of credit, as the case may be, in a manner satisfactory to the applicable Secured Parties, and (B) contingent indemnification obligations not yet accrued and payable).

SECTION 8.09. Agents in their Individual Capacities. Silver Point Finance, LLC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Silver Point Finance, LLC were not the Administrative Agent and the Collateral Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Silver Point Finance, LLC or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, if any, Silver Point Finance, LLC shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and if Silver Point Finance, LLC or its Affiliate at any time holds any Loans the terms “Lender” and “Lenders” will include Silver Point Finance, LLC or its Affiliate, as applicable, in its individual capacity.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower or any Subsidiary Guarantor, to the Borrower at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, FL 32804, Attention of Rebecca L. Myers, Chief Legal Officer (Fax No. (407) 521-9814);

(b) to the Administrative Agent, to Silver Point Finance, LLC, 2 Greenwich Plaza, Greenwich CT 06830, Email: Creditadmin@silverpointcapital.com and RotechDIPAgent@silverpointcapital.com.

(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a Borrowing Request or a notice pursuant to Section 2.06, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of it hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower and its Subsidiaries or their securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower and its Subsidiaries or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of this Agreement.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including

United States Federal and state securities laws, to make reference to, and receive, Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower and its Subsidiaries or their securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.12, 2.14, 2.17 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender, without the prior consent of Borrower, may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) in accordance with the Financing Orders; provided, however, that (i) the Administrative Agent must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and the parties to each such assignment (except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund) shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms required under Section 2.17(e) and 2.17(f). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.17 and 9.05, as well as to any fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto and as permitted under the Financing Orders; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms required under Section 2.17(e) and 2.17(f), the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other persons that are not Disqualified Entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.17 (subject to the requirements and limitations therein (it being understood that such participating banks or persons shall be entitled to benefit from Section 2.17 only if the documentation required under Section 2.17(e) or Section 2.17(f) shall be have been delivered to the Lender selling a participation)) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement results from a change in law that occurs after such participant acquired the applicable participation) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted under Article VI) or all or substantially all of the Collateral). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any participant or any information relating to a participant’s interest in any Commitments,

Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant (other than a Disqualified Entity) or proposed assignee or participant (other than a Disqualified Entity) any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may, at any time, assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender, or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to (i) pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby or thereby contemplated shall be consummated), including all reasonable fees, expenses and disbursements of Fried Frank Harris Shriver & Jacobson LLP, Fortgang Consulting, LLC, one special regulatory counsel and one local Delaware counsel and all reasonable out-of-pocket expenses of the Administrative Agent in connection with the Cases, (ii) reimburse or pay the Administrative Agent and the Collateral Agent for all out-of-pocket costs and expenses incurred in connection with the ongoing monitoring of Transactions covered by this Agreement and the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law (other than the Cases), and including the fees, charges and disbursements of Fried Frank Harris Shriver & Jacobson LLP, counsel for the Administrative Agent and the Collateral Agent, special regulatory counsel, and Fortgang Consulting LLC, and the fees, charges and disbursements of one local counsel for the Administrative Agent and the Collateral Agent in each appropriate jurisdiction or in connection with the Cases.

(b) Except with respect to Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), the Borrower agrees to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any audit, investigation, claim, adjudication, litigation, or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law and subject in all cases to the provisions of the Financing Orders, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION THEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT NEW YORK LAW IS SUPERSEDED BY THE BANKRUPTCY CODE.

(b) PRIOR TO THE CLOSING OR DISMISSAL OF THE CASES, THE LOAN PARTIES SHALL SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT OVER ANY LEGAL ACTIONS OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. FOLLOWING

THE CLOSING OR DISMISSAL OF A CASE OF ANY LOAN PARTY, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof nor any other Loan Document or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements, the provisions of Section 9.04(j) or the provisions of this Section 9.08 or release one or more Subsidiary Guarantors representing all or substantially all of the value of the Guarantees hereunder or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

(c) The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth (5th) Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five (5) Business Day period.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. Other than the Financing Orders, this Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the Financing Orders and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not, in any way, be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Intentionally Omitted.

SECTION 9.16. Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, and excluding in all cases any Disqualified Entity to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section 9.16, “Information” shall mean all information received from the Borrower or any Subsidiary and related to the Borrower or any

Subsidiary, or their respective business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, in each case with respect to any Collateral owned by such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19. Application of Proceeds. Upon receipt from the Collateral Agent of the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, following the exercise of remedies provided for in Article VII (or after the Loans have automatically become due and payable as set forth in Article VII), the Administrative Agent shall apply such proceeds consistent with the terms of the Financing Orders as follows:

FIRST, to the payment of all costs and expenses incurred by the Agents (in their capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement or any other Loan Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agents hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution).

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ROTECH HEALTHCARE INC.,

By:	/s/ Steven P. Alsene
Name: Steven P. Alsene
Title: President & CEO

[Signature Page to Credit Agreement]

SILVER POINT FINANCE, LLC, as Administrative Agent and as Collateral Agent,

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

[Signature Page to Credit Agreement]

LENDER SIGNATURE PAGE

SPCP GROUP, LLC

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

SPCP GROUP III, LLC

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

[Signature Page to Credit Agreement]

LENDER SIGNATURE PAGE

AMERICAN HIGH-INCOME TRUST

By Capital Research and Management Company, for and on behalf of American High-Income Trust

By:	/s/ Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary

[Signature Page to Credit Agreement]

EXHIBIT D

FORM OF COLLATERAL AGREEMENT

SENIOR SECURED DEBTOR-IN-POSSESSION COLLATERAL AGREEMENT

made among

[    ]

and

[    ]

Dated as of [                    ]

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SECTION 1.	DEFINED TERMS	1

1.1 Definitions. (a) Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Credit Agreement or in the New York UCC is used in this Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement or herein conflicts with the definition given to such term in the New York UCC, the Credit Agreement definition or definition herein, as the case may be, shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the New York UCC conflicts with the definition given to such term in any other chapter of the New York UCC, the Chapter 9 definition shall prevail. The following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Intermediary, Control, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Payment Intangibles, Securities Accounts, Securities Intermediary, Security Entitlement and Supporting Obligations.

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1.2 Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.		10
1.3 FINANCING ORDERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THIS AGREEMENT, AND THE RIGHTS, DUTIES, PRIVILEGES AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PERFECTION AND PRIORITY OF THE COLLATERAL, SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THE FINANCING ORDERS, INCLUDING, WITHOUT LIMITATION, THE PRIORITY OF THE LIENS ON THE COLLATERAL SECURING THE OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT), AND THE RIGHTS OF THE RELEVANT PARTIES WITH RESPECT THERETO.		10

SECTION 2.	RESERVED	10

SECTION 3.	GRANT OF SECURITY INTEREST	10

SECTION 4.	REPRESENTATIONS AND WARRANTIES	12

4.1 Representations in the Credit Agreement. The representations and warranties set forth in Article III of the Credit Agreement as they relate to the Borrower and such Subsidiary Grantor of the Loan Documents to which the Borrower and such Subsidiary Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Borrower’s or such Subsidiary Grantor’s knowledge, as applicable.

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4.2 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Financing Orders, such Grantor

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owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement or Financing Orders or for which authorization to terminate has been provided by the secured party of record on or prior to the date hereof. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Secured Parties understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

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4.3 Perfected First Priority Liens. Upon the entry of the Financing Orders, the security interests granted pursuant to this Agreement constitute valid and continuing perfected, with the priority specified in the Financing Orders, security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor.	12
4.4 Power and Authority. Each Grantor (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Loan Documents), however arising, of all persons whomsoever.	13
4.5 Third-Party Approval. No consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained by such Grantor and are in full force and effect).	13
4.6 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a charter, certificate of incorporation or other organizational document certified by the corporate secretary of such Grantor and a good standing certificate as of a date which is recent to the date hereof.	13
4.7 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.	13
4.8 Investment Property. (a) The Pledged Stock, Pledged LLC Interests, and Pledged Partnership Interests pledged by such Grantor hereunder are set forth on Schedule 2 and constitute (i) all the issued and outstanding shares of all classes of the Capital Stock or other equity interest of each Investment Property Issuer owned by such Subsidiary Grantor or (ii) in the case of Foreign Corporation Voting Stock, if less, sixty-five percent (65%) of the outstanding Foreign Corporation Voting Stock of each relevant Investment Property Issuer.	13

4.9 Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by Section 5.2. All Collateral that is Accounts, contract rights, Chattel Paper, Instruments, Payment Intangibles or General Intangibles is free from any claim for credit, deduction or allowance of an obligor and free from any defense, condition, dispute, setoff or counterclaim, and there is no extension or indulgence with respect thereto, in each case that could reasonably be expected to have a Material Adverse Effect.

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4.10 Intellectual Property.		14
4.11 Inventory and Equipment. On the date hereof, Schedule 4.9 sets forth all locations in the United States where the aggregate value of Inventory and Equipment of the Grantors exceeds $250,000.		14
4.12 Deposit Accounts; Securities Accounts; Commodity Accounts; Commercial Tort Claims. The only Deposit Accounts, Collateral Accounts, Securities Accounts or Commodity Accounts maintained by any Grantor on the Issue Date are those listed on Schedule 4.10, which sets forth such information separately for each Grantor. On the Closing Date, no Grantor holds any Commercial Tort Claims having a face value individually or in the aggregate in excess of $500,000, except as specified on Schedule 3.1.		14
4.13 Letter-of-Credit Rights. Such Grantor is not a beneficiary or assignee under any letter of credit as of the Closing Date other than the letters of credit described on Schedule 4.11. Each letter of credit listed on Schedule 4.11 constitutes a Supporting Obligation for another item of the Collateral.		15
4.14 Encumbered Property. Such Grantor is not a beneficiary or assignee under any letter of credit as of the Closing Date other than the letters of credit described on Schedule 4.11. Each letter of credit listed on Schedule 4.11 constitutes a Supporting Obligation for another item of the Collateral.		15

SECTION 5.	COVENANTS	16
5.1 Covenants in Credit Agreement. Each Grantor shall comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets or its operations, each of which is hereby ratified and confirmed (including the indemnification and related provisions in the Credit Agreement).		16

5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper and the Collateral Agent so reasonably requests, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed and accompanied by undated stock powers duly executed in blank or other undated instruments of transfer duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request, to be held as Collateral pursuant to this Agreement; provided that the Grantors shall not be obligated to deliver to the Collateral Agent any Instruments or Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $[500,000.]

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5.3 [reserved].		16
5.4 [reserved].		16
5.5 Maintenance of Perfected Security Interest; Further Documentation and Information. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (except as provided in Section 4.3) having at least the priority described in the Financing Orders and in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.		17
5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Collateral Agent and the filing of all additional financing statements and other documents required to maintain the validity, perfection and priority of the security interests provided for herein:		18

5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Investment Property of any Investment Property Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Collateral Agent, for the ratable benefit of the Secured Parties and, if so reasonably requested by the Collateral Agent, deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other undated instruments of transfer reasonably satisfactory to the Collateral Agent, covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations, provided that in no event shall more than sixty five percent 65% of the total outstanding Foreign Corporation Voting Stock of any Foreign Corporation that is an Investment Property Issuer be pledged as collateral security hereunder. Any sums paid upon or in respect of the Investment Property of any Investment Property Issuer upon the liquidation or dissolution of such Investment Property Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Investment Property Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent (unless otherwise subject to a perfected security interest in favor of the Collateral Agent), hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

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5.8 Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof, except where such grant, compromise, release, credit, discount, settlement, allowance, amendment, supplement or modification in the aggregate could not be reasonably expected to have a material adverse effect on the value of the Receivables.

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5.9 Intellectual Property. To the extent the failure to do so would be reasonably likely to result in a material adverse effect on the value of the Collateral:	20

5.10 Notices. (a) Except as may be otherwise expressly permitted under the Credit Agreement, each relevant Grantor shall promptly notify the Collateral Agent of (i) any change in any fact or circumstances represented or warranted by such Grantor with respect to any of the Collateral or Obligations, (ii) any claim, action or proceeding affecting title to all or any of the Collateral or the security interest created hereunder and appear in and defend, at the Grantors’ expense, any such action or proceeding, (iii) any material change in the nature of the Collateral, (iv) any material damage to or loss of Collateral and (v) the occurrence of any other event or condition (including matters as to Lien priority) that could have a material adverse effect on the Collateral (taken as a whole) or the security interest created hereunder and (b) give the Collateral Agent thirty (30) days written notice before any proposed relocation of its principal place of business or chief executive office.

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5.11 Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon nor affix or install any accessories, equipment or device on the Collateral or on any component thereof if such addition will impair the original intended function or use of the Collateral or such component.	21
5.12 Pledged Notes. Without the prior written consent of the Collateral Agent not materially modify, or permit the material modification of, any Pledged Note or release any collateral with respect to any Pledged Note unless specifically required by the terms thereof.	21
5.13 Schedules. Promptly update all schedules hereto if any information therein shall become inaccurate or incomplete in any material respect. Notwithstanding any other provision herein, any Grantor’s failure to describe any Collateral required to be listed on any schedule hereto shall not impair the security interest in the Collateral.	21

5.14 Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim other than or in addition to those set forth on Schedule 3.1 relating to any of the Collateral and having a face value individually or in the aggregate in excess of $1,000,000 (each such Commercial Tort Claim, an “Additional Commercial Tort Claim”), such Grantor shall promptly notify the Collateral Agent in a writing authenticated by such Grantor of the brief details of such Additional Commercial Tort Claim. Such Grantor shall grant to the Collateral Agent in such writing a security interest in such Additional Commercial Tort Claim and in the Proceeds thereof, all in accordance with and subject to the terms of this Agreement and such writing shall be in form and substance satisfactory to create a valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, under the New York UCC. Each Grantor hereby agrees to execute and deliver any additional documents or instruments, including any financing statements or amendments to any then existing financing statements, that the Collateral Agent reasonably deems necessary to create, perfect and protect the Collateral Agent’s Lien on and security interest in such Additional Commercial Tort Claim.

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5.15 Encumbered Property.	22
5.16 Encumbrances. No Grantor shall create, permit or suffer to exist, and each such Grantor shall defend the Collateral against, any lien or other encumbrance on the Collateral, and shall defend such Grantor’s rights in the Collateral and the Collateral Agent’s security interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Liens permitted under the Credit Agreement. Such Grantor shall do nothing to impair the rights of the Collateral Agent in the Collateral.	22

5.17 Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, each Grantor agrees that such warehouse receipt or receipt in the nature thereof shall not be

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“negotiable” (as such term is use in Section 7-104 of the New York UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to the Collateral Agent or is otherwise subject to a perfected security interest in favor of the Collateral Agent.		23
5.18 Limitations on Dispositions of Collateral. Such Grantor shall not sell, transfer, lease or otherwise dispose of the Collateral, or attempt, offer or contract to do so except as expressly permitted under the Credit Agreement.		23

5.19 Letter of Credit Rights. If any Grantor is at any time a beneficiary of a letter of credit that has a face amount individually or in the aggregate in excess of $100,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent in a writing authenticated by such Grantor. Such Grantor shall, if so reasonably requested by the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

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5.20 Leasehold Mortgages. Upon the request of the Collateral Agent, acting at the direction of the Administrative Agent, each Grantor shall execute and deliver a mortgage, deed of trust, assignment of leases and rents, or other security document (a “Leasehold Mortgage”) granting a Lien on each parcel of real property and the improvements thereto leased by any Grantor (a “Leasehold Mortgaged Property”) under the laws of the applicable jurisdiction to cause such Leasehold Mortgaged Property to be subjected to a Lien having at least the priority described in Section 4.3 securing the Obligations and will take all such actions as shall be and customary in a transaction of this nature to grant and perfect such Lien, including to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including (i) the filing and recording of financing statements, fixture filings, the Leasehold Mortgage and other documents, (ii) conducting lien searches and providing title insurance insuring the first priority Lien of the Mortgage subject only to Permitted Liens and including such endorsements as are customarily issued in connection with transactions of this nature, (iii) providing legal opinions and (iv) obtaining landlords’ consents). Notwithstanding the foregoing, the Grantors shall not be required to execute and deliver a Leasehold Mortgage with respect to any Leasehold Mortgaged Property if such Grantor shall have determined in good faith that the higher of (a) the book value or (b) the fair market value of the requested Leasehold Mortgage is less than $3,000,000 and provided evidence of such determination to the Collateral Agent.

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SECTION 6.	REMEDIAL PROVISIONS	23
6.1 Certain Matters Relating to Receivables. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, at the direction of the Administrative Agent, and at the expense of the relevant Grantor, such Grantor shall cause nationally recognized independent registered public accountants or other appropriately qualified experts to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.		23

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others shall at the direction of the Administrative Agent at any time after the automatic stay imposed by section 362 of the Bankruptcy

Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.	24

6.3 Pledged Securities. (a) Unless the automatic stay imposed by section 362 of the Bankruptcy Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes and to exercise all voting and corporate rights with respect to the Pledged Securities; provided however that no vote shall be cast or corporate right exercised or other action taken which could reasonably be expected to impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, [the Financing Orders,] the Credit Agreement or any other Loan Document.

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6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, at the written request of the Collateral Agent, at the direction of the Administrative Agent, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required); provided however that insofar as the foregoing applies to Government Receivables, such actions shall be required only to the extent permitted by law and in a manner consistent with applicable law and regulations. All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account maintained under the sole dominion and control of the Collateral Agent. All Proceeds while held by the Collateral Agent in the Cash Collateral Account (or by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties), shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

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6.5 Application of Proceeds. If the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, at any time at the Collateral Agent’s election, at the direction of the Administrative Agent, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee, in payment of the Obligations in the following order:	26

6.6 NY UCC and Other Remedies. If the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, may, whether or not at the direction of the Administrative Agent, and shall at the direction of the Administrative Agent, exercise all remedies, in addition to all other rights and remedies granted to them in this Agreement, the Financing Orders and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien and any real estate statutes applicable to the Encumbered Property). Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith enter upon the premises of any Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, acting at the direction of the Administrative Agent, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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6.7 Registration Rights. (a) Each Grantor agrees to cause such Investment Property Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all applicable jurisdictions applicable to any sale or disposition of Pledged Equity pursuant to this Agreement, and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Investment Property Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Investment Property Issuer would agree to do so.

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6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.		28
6.9 Sales on Credit. If the Collateral Agent sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.		28

6.10 Intellectual Property. For purposes of enabling the Collateral Agent to exercise its rights and remedies under this Agreement and enabling the Collateral Agent and its successors and assigns to enjoy the full benefits of the Collateral, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Intellectual Property. Each Grantor shall provide the Collateral Agent with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns and transferees of the Collateral Agent. At any time after the automatic stay imposed by section 362 of the Bankruptcy Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, the Collateral Agent may require that each Grantor assign all of its right, title, and interest in and to the Intellectual Property or any part thereof to the Collateral Agent or such other Person as the Collateral Agent may designate pursuant to documents satisfactory to the Collateral Agent. If no Event of Default exists, each Grantor shall have the exclusive, non-transferable right and license to use its Intellectual Property in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

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SECTION 7.	THE COLLATERAL AGENT	28

7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the

purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:		28

7.2 Duty of Collateral Agent. (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

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7.3 Financing Statements. Each Grantor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the Collateral, and to promptly deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. The Collateral Agent shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the applicable UCC hereunder.

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7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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7.5 Certain Rights of Collateral Agent. (a) The Collateral Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.		31

SECTION 8.	MISCELLANEOUS	32
8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Credit Agreement; provided that any waiver, amendment, supplement or modification of this Agreement that by its terms affects only the Credit Agreement may be waived, amended, supplemented or modified in accordance with the Credit Agreement, as applicable.		32

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8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for under the Credit Agreement; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Subsidiary Grantor at its notice address set forth on Schedule 1.	32

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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8.4 Enforcement Expenses; Indemnification. (a) Each Subsidiary Grantor agrees to pay, or reimburse each Secured Party for, all its costs and expenses incurred in collecting against such Subsidiary Grantor under the guarantee contained in Credit Agreement Guaranty or otherwise enforcing or preserving any rights under this Agreement, the other Notes Documents and the other Loan Documents to which such Subsidiary Grantor is a party, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

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8.5 Subrogation. If any Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, the Collateral Agent shall be, and is hereby, subrogated to all of the rights, titles, interests and Liens securing the indebtedness so renewed, extended or paid.	33
8.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent acting at the direction of the Administrative Agent.	33

8.7 Setoff. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party

may elect, whether or not such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such setoff and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 8.7 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.	33
8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.	33
8.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.	33
8.10 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.	33
8.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or the other Loan Documents.	34
8.12 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. SECTIONS 9.07 AND 9.11 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF A PART HEREOF.	34
8.13 Acknowledgments. Each party hereto hereby acknowledges that:	34

8.14 Continuing Security Interest Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns. No other persons (including any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

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8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement Credit Agreement shall become a Subsidiary Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.	34

8.16 Releases of Collateral. (a) At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such

Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Any release of Collateral pursuant hereto shall be without recourse to, or warranty by, the Collateral Agent.	34

8.17 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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8.18 Financing Orders. Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to any Loan Documents (including, without limitation, this Agreement) and the exercise of any right or remedy by the Collateral Agent hereunder or under any other Loan Document are subject to the provisions of the Financing Orders. In the event of any conflict between the terms of this Agreement, the Financing Orders and any Loan Document, the terms of the Financing Orders shall govern and control with respect to any right or remedy (except for the rights of the Collateral Agent under Section 7 hereof).

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8.19 Intentionally Omitted.	35

8.20 Confirmation of Appointment of Collateral Agent. Each of the Secured Parties, by acceptance of the benefits conferred by this Agreement, hereby irrevocably confirms its appointment of Silver Point Finance, LLC to act, and Silver Point Finance, LLC hereby agrees to act, as the Collateral Agent for the Secured Parties pursuant to the terms of this Agreement and the other Loan Documents, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such rights, powers and discretions as are delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents.

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8.21 No Release. Nothing set forth in this Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Grantor contained in this Section 8.21 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

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8.22 Obligations Absolute. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of	36
8.23 No Credit for Payment of Taxes or Imposition. No Grantor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.	36

Schedules
Schedule 1	Notice Addresses of Subsidiary Grantors
Schedule 2	Description of Pledged Securities
Schedule 3.1	Commercial Tort Claims
Schedule 4	Jurisdiction of Organization and Identification Number
Schedule 4.9	Locations of Inventory and Equipment
Schedule 4.10	Deposit Accounts, Securities Accounts, Commodity Accounts
Schedule 4.11	Letters of Credit
Schedule 4.14	Leases
Schedule 5	Intellectual Property
Annexes
Annex I	Assumption Agreement
Annex II	Perfection Certificate

SENIOR SECURED DEBTOR-IN-POSSESSION COLLATERAL AGREEMENT, dated as of [    ] (this “Agreement”), made among Rotech Healthcare Inc. (the “Borrower”), each of the other signatories party hereto (together with the Borrower and any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Silver Point Finance, LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the ratable benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

The Borrower has requested that the Lenders provide it with a senior secured debtor in possession term loan facility (the “DIP Facility”) and the Lenders are willing to provide such DIP Facility to the Borrower on the terms and subject to the conditions set forth in that certain Debtor In Possession Credit Agreement, dated as of even date hereof, among the Borrower, Administrative Agent, the Collateral Agent and each Lender from time to time (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”).

It is a condition precedent to the making of Loans under the Credit Agreement that the Grantors shall have executed and delivered this Collateral Agreement to secure the Obligations. Each Subsidiary Grantor is an affiliate of the Borrower and derived substantial benefits from the funding of loans to the Borrower under the Credit Agreement. Each Grantor is willing to execute and deliver this Agreement in order to induce the Lenders to make Loans to the Borrower under the Credit Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Credit Agreement or in the New York UCC is used in this Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement or herein conflicts with the definition given to such term in the New York UCC, the Credit Agreement definition or definition herein, as the case may be, shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the New York UCC conflicts with the definition given to such term in any other chapter of the New York UCC, the Chapter 9 definition shall prevail. The following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Intermediary, Control, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Payment Intangibles, Securities Accounts, Securities Intermediary, Security Entitlement and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Administrative Agent”: Silver Point Finance, LLC, acting through one or more of its affiliates, in its capacity as administrative agent for the Lenders under the Credit Agreement (and any successor thereto acting in such capacity).

“Agreement”: this Senior Secured Debtor-in-Possession Collateral Agreement, dated as of the date hereof, among the Borrower, the other Grantors and the Collateral Agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“CHAMPUS Receivable”: an Account payable pursuant to CHAMPUS.

“CHAMPVA Receivable”: an Account payable pursuant to CHAMPVA.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Copyrights”: (i) All copyrights (whether arising under statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, Copyright Licenses, and copyright applications of any Grantor, including all of any Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights set forth on Schedule 5; (ii) all renewals, extensions and modifications thereof; (iii) all income, licenses, royalties, damages, profits and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by any Grantor.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including those listed in Schedule 5), granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreement”: as defined in the recitals to this Agreement.

“Credit Agreement Guaranty”: the guarantee by each Grantor (other than the Borrower) pursuant to the Guaranty Agreement dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, among each Grantor (other than the Borrower) and Silver Point Finance, LLC, as administrative agent, of the Borrower’s Obligations.

“Deposit Account”: any and all deposit accounts (as defined in Chapter 9 of the New York UCC), bank accounts, investment accounts or Securities Accounts, now owned or hereafter acquired or opened by any Grantor, including any such accounts set forth on Schedule 4.10, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts and other property deposited therein and all balances therein.

“Disregarded Subsidiary”: any Subsidiary that is disregarded as an entity separate from its sole owner under Treasury Regulation Sections 301, 7701-2(c)(2) or -3(b).

“Encumbered Property” means, collectively all of the following property related to real property, if any, fee-owned by any Grantor:

(a) all of the Grantors’ right, title and interest in and to the parcels of land owned by such Grantors (collectively, the “Land”), together with any after-acquired estate of the Grantors in the Land, and together with all rights appurtenant thereto, including without limitation, all strips and gores within or adjoining the Land, all estate, right, title, interest, claim or demand of the Grantors in the streets, roads, sidewalks, alleys and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all easements over adjoining land granted by any easement agreements, covenants or restrictive agreements, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to

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use air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights and water rights applications (whether riparian, littoral, appropriative or otherwise, and whether or not appurtenant), all pumps, pumping plants, pipes, flumes and ditches thereunto appertaining, all rights and ditches for irrigation, all utility rights, sewer rights, and shares of stock evidencing the same, all oil, gas and other minerals and mineral substances (which term shall include all gypsum, anhydrite, coal, lignite, hydrocarbon or other fossil materials or substances, fissionable materials or substances and all other minerals of any kind or character, whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named, whether now or hereafter found to exist and whether associated with the surface or mineral estate) in, on or under the Land or produced, saved or severed from the Land, all mineral, mining, gravel, oil, gas, hydrocarbon rights and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of the Grantors, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same (the Land and all of the foregoing being sometimes referred to herein collectively as the “Real Estate”);

(b) all of the Grantors’ right, title and interest in and to all buildings, improvements, fixtures and other structures or improvements of any kind now or hereafter erected or located upon the Land, including, but not limited to, all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements, together in each case with and all additions and betterments thereto and all renewals, substitutions and replacements thereof, owned or to be owned by the Grantors or in which the Grantors have or shall acquire an interest, to the extent of the Grantors’ interest therein, now or hereafter erected or located upon the Land (collectively, the “Improvements” and, together with the Real Estate the “Premises”);

(c) all of the Grantors’ right, title and interest in and to the following (collectively, the “Personal Property”):

(i) all personal property and fixtures of every kind and nature whatsoever which are now or hereafter located on, attached to, incorporated in (regardless of where located) or affixed to the Premises or the Improvements or used or useful in connection with the ownership, construction, maintenance, repair, reconstruction, alteration, addition, improvement, operation, mining, use or occupancy of the Premises or the Improvements, including, without limitation, all goods, inventory, construction materials, equipment, mining equipment, tools, tooling, furniture, furnishings, fittings, fixtures, supplies, computers and computer programs, carpeting, draperies, blinds, window treatments, racking and shelving systems, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and/or compacting plants, systems and equipment, elevators, escalators, appliances, stoves, ranges, refrigerators, vacuum, window washing and other cleaning and building service systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, cables, antennae, pipes, ducts, conduits, machinery, apparatus, motors, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, garbage systems and pest control systems and all of Grantors’ present and future “goods”, “equipment” and “fixtures” (as such terms are defined in the applicable UCC) and other personal property, including without limitation any such personal property and fixtures which are leased, but expressly excluding any such leased personal property and fixtures whose further encumbrance is prohibited under the terms of its underlying lease, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto; and

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(ii) all general intangibles now owned or hereafter acquired by the Grantors and relating to the design, development, operation, management and use of the Premises or the Improvements, including, but not limited to, all contract rights, trademarks, trade names, logos, symbols, books, records, chattel paper, claims, deposits, accounts, escrows and other rights relating to the name and style under which the Premises and the Improvements are operated;

(d) all approvals, authorizations, building permits, certificates of occupancy, zoning variances, use permits, certifications, entitlements, exemptions, franchises, licenses, orders, variances, plat plan approvals, environmental approvals, air pollution permits and other authorizations to construct and to operate, sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlements and all other permits, whether now existing or hereafter issued to or obtained by or on behalf of the Grantors, that relate to or concern in any way the Premises or the Improvements and are given or issued by any governmental or quasi-governmental authority, whether now existing or hereafter created (as the same may be amended, modified, renewed or extended from time to time, and including all substitutions and replacements therefor), all rights under and pursuant to all construction, service, engineering, consulting, management, access, supply, leasing, architectural and other similar contracts relating in any way to the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all rights under all purchase agreements, sales agreements, option contracts, land contracts and contracts for the sale of oil, gas and other minerals or any of them, that relate to or concern in any way the Premises or the Improvements, all abstracts of title, architectural, engineering or construction drawings, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (collectively, the “Permits, Plans and Contracts”);

(e) the Grantors’ interest in and rights under all leases, occupancy agreements or licenses (under which the Grantors are landlord or licensor) and subleases (under which the Grantors are sublandlord), concession, franchise, management, mineral or other agreements relating to the use or occupancy of the Premises or the Improvements or any part thereof for any purpose, or the extraction or taking of any gas, oil, water or other minerals from the Premises, whether now or hereafter existing or entered into (including any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Premises or the Improvements), and all guaranties thereof and all amendments, modifications, supplements, extensions or renewals thereof (collectively, the “Leases”), and all rents, issues, profits, revenues, charges, fees, receipts, royalties, proceeds from the sale of oil, gas and/or other minerals (whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named and whether associated with the surface or mineral estate), accounts receivable, cash or security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, and other benefits now or hereafter derived from any portion of the Premises or the Improvements or the use or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Premises or the Improvements and all claims as a creditor in connection with any of the foregoing) and all payments of a similar nature, now or hereafter, including during any period of redemption, derived

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from the Premises or the Improvements or any other portion of the Encumbered Property and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (collectively, the “Rents”);

(f) all of the Grantors’ right, title and interest in and to all refunds or rebates of real and personal property taxes or charges in lieu of taxes, heretofore or now or hereafter assessed or levied against all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term of this Security Agreement;

(g) all of the Grantors’ right, title and interest in and to all insurance policies and the proceeds thereof, now or hereafter in effect with respect to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including, without limitation, any and all title insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under such insurance policies, and all awards made for any taking of or damage to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts by eminent domain, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof for any injury to or decrease in the value thereof for any reason;

(h) all of the Grantors’ right, title and interest in and to the following to the extent contemplated by the Credit Agreement and subject to any conditions set forth therein:

(i) all right, in the name and on behalf of the Grantors, to appear in and defend any action or proceeding brought with respect to all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, and to commence any action or proceeding to protect the interest of the Grantors in all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts;

(ii) all right and power to encumber further all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof;

(iii) all rights, titles, interests, estates or other claims, both in law and in equity, which the Grantors now have or may hereafter acquire in any of the Premises, the Improvements, the Personal Property, the Leases, the Rents or the Permits, Plans and Contracts, or in and to any greater estate in all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts; and

(iv) all property hereafter acquired or constructed by the Grantors of the type described above, in each case, if and to the extent the same is located on, used in connection with or otherwise directly relates to the Premises, which shall forthwith, upon acquisition or construction thereof by the Grantors and without any act or deed by any party, become subject to the lien and security interest of this Agreement as if such property were now owned by the Grantors and were specifically described in this Agreement and were specifically conveyed or encumbered hereby; and

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(i) all accessions, additions or attachments to, and proceeds or products of, any of the foregoing.

“Event of Default”: an “Event of Default” under and as defined in the Credit Agreement.

“Excluded Assets”: (i) Excluded Equipment; (ii) Excluded L/C Collateral; (iii) any Intangible Assets or any Retained Rights, in each case, to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset or Retained Right, as the case may be, (a) is prohibited by any contract, agreement, instrument or indenture governing such Intangible Asset or Retained Right, as applicable, provided, however, such Intangible Asset or Retained Right shall cease to be an Excluded Asset immediately at such time as the condition causing such prohibition shall be remedied, (b) would terminate such contract, agreement, instrument or indenture or give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (c) is permitted only with the consent of another party, if such consent has not been obtained; provided, however any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets; and provided however, to the extent severable, any portion of such contract, agreement, instrument or indenture that does not result in any of the consequences specified in (a), (b) or (c) of this paragraph shall not be an Excluded Asset; and (iv) with respect to the Equity Interests described herein, (a) an amount in excess of 65% of the Foreign Corporation Voting Stock of any Foreign Corporation that is “first tier” Subsidiary of the Borrower or any Subsidiary Grantor, (b) any Capital Stock of any “second-tier” or lower tier Subsidiary that is a Foreign Corporation; or (c) an amount in excess of 65% of the Capital Stock in any Disregarded Subsidiary substantially all of the assets of which constitute Equity Interests in Foreign Corporations.

“Excluded Equipment”: any equipment or other asset of any Grantor that is subject to a Permitted Lien referred to in clauses (7) and (15) of the definition thereof in the Credit Agreement and Indebtedness in existence on the Closing Date, to the extent the documents relating to such Permitted Lien would not permit such asset to be subject to the Liens created under the Notes Documents or under the Loan Documents; provided, however, that immediately upon the ineffectiveness, lapse or termination of any such restriction, such asset shall cease to be an “Excluded Asset”

“Excluded L/C Collateral”: any Restricted Cash of any Grantor that are subject to a Permitted Lien referred to in clause (10) of the definition thereof in the Credit Agreement to the extent the documents relating to such Permitted Lien would not permit such Cash Equivalents to be subject to the Liens created under the Loan Documents; provided, however, that immediately upon the release of the Restricted Cash or the ineffectiveness, lapse, termination or waiver of any such restriction, such Restricted Cash shall cease to be an “Excluded Asset”.

“Foreign Corporation”: any Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.

“Foreign Corporation Voting Stock”: the voting Capital Stock of any Foreign Corporation.

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“Government Receivables Account”: means any deposit account or other account into which any payment under Government Receivables is directly paid by the Governmental Authority, but, for the avoidance of doubt, shall not include any other deposit account or other account into which such funds are subsequently transferred.

“Government Receivables”: means, collectively, any and all Accounts which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) TRICARE Receivables, (d) CHAMPUS Receivables, (e) CHAMPVA Receivables, (f) payable by the Veterans Administration and (g) any other Accounts payable by any Governmental Authority.

“Intangible Assets”: any contract, General Intangible, Copyright License, Patent License or Trademark License.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property” means all (i) “investment property”, as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Corporation Voting Stock excluded from the definition of “Pledged Stock”), now owned or hereafter acquired by any Grantor, and, in any event, shall include each of the following, whether now owned or hereafter acquired by any Grantor: (a) any security, whether certificated or uncertificated; (b) any Security Entitlement; (c) any Securities Account; (d) any commodity contract; and (e) any Commodity Account and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Investment Property Issuers”: the collective reference to each issuer of any Investment Property.

“Medicaid Receivable”: an Account payable pursuant to a claim filed under a valid Medicaid provider or supplier number.

“Medicare Receivable”: an Account payable pursuant to a claim filed under a valid Medicare provider or supplier number.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Other Collateral”: means any personal and fixture property of any Grantor not included within the defined terms Accounts, Chattel Paper, Collateral Accounts, Documents, Equipment, General Intangibles, Goods, Financial Assets, Intellectual Property, Instruments, Letter-of-Credit Rights, Commercial Tort Claims, Inventory, Investment Property, Vehicles and Deposit Accounts, it being intended that the Collateral include all property of any Grantor other than Excluded Assets.

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“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 5.

“Patents”: (i) All patents, patent applications, Patent Licenses and patentable inventions of any Grantor, including registrations, recordings and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those set forth on Schedule 5, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by any Grantor.

“Patient Receivable”: with respect to the Borrower or any applicable Subsidiary, the patient accounts of such Subsidiary existing or hereinafter created, any and all rights to receive payments due on such accounts from any obligor or other third-party payor under or in respect of such accounts (including all insurance companies, Blue Cross/Blue Shield, Medicare, Medicaid and health maintenance organizations), and all proceeds of, or in any way derived, whether directly or indirectly, from any of the foregoing (including all interest, finance charges and other amounts payable by an obligor in respect thereof).

“Perfection Certificate”: means a certificate substantially in the form of Annex II.

“Permitted Encumbrances” means Permitted Liens specified in clause (5) of the definition thereof.

“Pledged Equity”: means, collectively, the Pledged Stock, the Pledged Partnership Interests and the Pledged LLC Interests.

“Pledged LLC Interests”: means all of any Grantor’s right, title and interest as a member of any limited liability company and all of such Grantor’s right, title and interest in, to and under any LLC Agreement to which it is a party, including those set forth on Schedule 2.

“Pledged Notes”: means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor, all other promissory notes issued to or held by any Grantor, and all rights, titles, interests and liens any Grantor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees or other documents assuring or securing payment of or otherwise evidencing the Pledged Notes (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Partnership Interests”: shall mean all right, title and interest of any Grantor in any partnership or joint venture and all right, title and interest of any Grantor in, to and under any partnership or joint venture agreements to which it is a party, including those set forth on Schedule 2.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Equity.

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“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than sixty-five percent (65%) of the total outstanding Foreign Corporation Voting Stock of any Foreign Corporation be required to be pledged hereunder.

“Proceeds”: means any and all “proceeds”, as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, including all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Receivable”: any right to payment for goods, merchandise or inventory sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Retained Rights”: with respect to any Patient Receivable owing from any Governmental Authority, the right of the Borrower or any applicable Subsidiary, to the extent mandated by applicable law, to have unfettered control over such Patient Receivable, including the collection thereof and discretion over the transfer thereof to any party (including the Collateral Agent) and to enforce the claim giving rise to such Patient Receivable against such Governmental Authority, in the absence of a court order in the manner expressly contemplated under 42 U.S.C. §1395 and applicable state law.

“Secured Parties”: shall mean (a) the Collateral Agent, (b) the Lenders, (c) the Administrative Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, and (e) the permitted successors and assigns of each of the foregoing.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 5.

“Trademarks”: (i) all trademarks, Trademark Licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings and applications thereof, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those set forth on Schedule 5; (ii) all reissues, extensions and renewals thereof; (iii) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including

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damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by any Grantor.

“TRICARE Receivable”: an Account payable pursuant to TRICARE.

“Vehicles”: means all vehicles covered by a certificate of title law of any state.

1.2 Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

1.3 FINANCING ORDERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THIS AGREEMENT, AND THE RIGHTS, DUTIES, PRIVILEGES AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PERFECTION AND PRIORITY OF THE COLLATERAL, SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THE FINANCING ORDERS, INCLUDING, WITHOUT LIMITATION, THE PRIORITY OF THE LIENS ON THE COLLATERAL SECURING THE OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT), AND THE RIGHTS OF THE RELEVANT PARTIES WITH RESPECT THERETO.

SECTION 2. RESERVED

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims, including those listed on Schedule 3.1;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all General Intangibles, including all Payment Intangibles;

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(h) all Instruments;

(i) all Intellectual Property;

(j) all Inventory;

(k) all Investment Property;

(l) all Letter-of-Credit Rights;

(m) all Goods;

(n) all Collateral Accounts;

(o) all Vehicles;

(p) all Encumbered Property;

(q) after the entry of the Final DIP Order and solely to the extent provided therein, all of the Grantors’ claims and causes of action under Chapter 5 of the Bankruptcy Code, the proceeds thereof and property received thereby whether by judgment, settlement or otherwise;

(r) all property of any Grantor held by the Collateral Agent, the Administrative Agent or any Lender, including all property of every description, in the possession or custody of or in transit to the Collateral Agent, the Administrative Agent or any Lender for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

(s) all Other Collateral;

(t) all books and records pertaining to the Collateral; and

(u) to the extent not otherwise included, (i) all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; (ii) all present and future distributions, income, increases, profits, combinations, reclassifications, improvements and products of, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above; and (iii) all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise;

provided that the Collateral shall not include the Excluded Assets.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to, nor shall “Collateral” include, any contract, agreement, instrument or indenture to which a

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Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability, breach, termination or default shall be remedied; provided, however, that any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets; and provided, however, to the extent severable, such security interest shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in (i) or (ii) including any proceeds of such contract, agreement, instrument or indenture.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the applicable Secured Parties, on the Closing Date and on the date of each Borrowing, that the following statements are true and correct in all material respects as of such date other than to the extent such representation or warranty is stated as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date):

4.1 Representations in the Credit Agreement. The representations and warranties set forth in Article III of the Credit Agreement as they relate to the Borrower and such Subsidiary Grantor of the Loan Documents to which the Borrower and such Subsidiary Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Borrower’s or such Subsidiary Grantor’s knowledge, as applicable.

4.2 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Financing Orders, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement or Financing Orders or for which authorization to terminate has been provided by the secured party of record on or prior to the date hereof. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Secured Parties understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.3 Perfected First Priority Liens. Upon the entry of the Financing Orders, the security interests granted pursuant to this Agreement constitute valid and continuing perfected, with the priority specified in the Financing Orders, security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor.

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4.4 Power and Authority. Each Grantor (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Loan Documents), however arising, of all persons whomsoever.

4.5 Third-Party Approval. No consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained by such Grantor and are in full force and effect).

4.6 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a charter, certificate of incorporation or other organizational document certified by the corporate secretary of such Grantor and a good standing certificate as of a date which is recent to the date hereof.

4.7 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.8 Investment Property. (a) The Pledged Stock, Pledged LLC Interests, and Pledged Partnership Interests pledged by such Grantor hereunder are set forth on Schedule 2 and constitute (i) all the issued and outstanding shares of all classes of the Capital Stock or other equity interest of each Investment Property Issuer owned by such Subsidiary Grantor or (ii) in the case of Foreign Corporation Voting Stock, if less, sixty-five percent (65%) of the outstanding Foreign Corporation Voting Stock of each relevant Investment Property Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable and are not subject to any restrictions other than restrictions imposed by applicable securities and corporate laws.

(c) Each partnership, joint venture and limited liability company issuing the Pledged Partnership Interests and Pledged LLC Interests is duly organized, currently existing and in good standing under all applicable laws; there have been no amendments, modifications or supplements to any agreement or certificate creating any partnership, joint venture or limited liability company or any material contract relating to the partnerships, joint ventures or limited liability companies, of which the Collateral Agent has not been advised in writing; no default or breach or potential default or breach has occurred and is continuing under any partnership, joint venture or limited liability company agreement and no approval or consent of the partners, joint venturers or members, as the case may be, of any partnership, joint venture or limited liability company is required as a condition to the validity and enforceability of the security interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by the relevant Grantor. All capital contributions required to be made by the terms of the partnership, joint venture and limited liability company agreements for each partnership, joint venture and limited liability company have been made.

(d) Each of the Pledged Notes are set forth on Schedule 2 and constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law). Each of the Pledged Notes and the documents evidencing the Pledged Notes are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which the Collateral Agent has not been

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advised in writing; and no “default” or “potential default” has occurred and is continuing under any such Pledged Note or documents evidencing the Pledged Note. Such Grantor has good title to the Pledged Notes, and such Pledged Notes are free from any claim for credit, deduction or allowance and free from any defense, condition, dispute, setoff or counterclaim, and there is no extension or indulgence with respect thereto.

(e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by Credit Agreement. No Person other than the Collateral Agent has Control over any Investment Property of such Grantor (other than any Securities Intermediary or Commodities Intermediary having automatic Control), it being understood that certain share certificates, stock powers and other Investment Property is in the possession of The Bank of New York Mellon as collateral agent under the Pre-Petition Collateral Agreement.

4.9 Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by Section 5.2. All Collateral that is Accounts, contract rights, Chattel Paper, Instruments, Payment Intangibles or General Intangibles is free from any claim for credit, deduction or allowance of an obligor and free from any defense, condition, dispute, setoff or counterclaim, and there is no extension or indulgence with respect thereto, in each case that could reasonably be expected to have a Material Adverse Effect.

4.10 Intellectual Property.

(a) Schedule 5 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, such Grantor owns, or is licensed to use, all Intellectual Property described on Schedule 5 necessary for the conduct of its business as currently conducted.

(c) No material claim has been asserted and is pending by any Person challenging or questioning such Grantor’s use of any Intellectual Property or the validity or effectiveness of any of such Grantor’s Intellectual Property that could reasonably be expected to have a Material Adverse Effect, nor does such Grantor know of any basis for any such claim.

(d) To the best knowledge of such Grantor, the use of such Intellectual Property by such Grantor does not infringe on the rights of any Person in a manner that could reasonably be expected to have a Material Adverse Effect.

(e) Grantors have performed and will continue to perform all acts and have paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property in full force and effect throughout the world, as applicable.

4.11 Inventory and Equipment. On the date hereof, Schedule 4.9 sets forth all locations in the United States where the aggregate value of Inventory and Equipment of the Grantors exceeds $250,000.

4.12 Deposit Accounts; Securities Accounts; Commodity Accounts; Commercial Tort Claims. The only Deposit Accounts, Collateral Accounts, Securities Accounts or Commodity Accounts maintained by any Grantor on the Issue Date are those listed on Schedule 4.10, which sets forth such information separately for each Grantor. On the Closing Date, no Grantor holds any Commercial Tort Claims having a face value individually or in the aggregate in excess of $500,000, except as specified on Schedule 3.1.

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4.13 Letter-of-Credit Rights. Such Grantor is not a beneficiary or assignee under any letter of credit as of the Closing Date other than the letters of credit described on Schedule 4.11. Each letter of credit listed on Schedule 4.11 constitutes a Supporting Obligation for another item of the Collateral.

4.14 Encumbered Property. Such Grantor is not a beneficiary or assignee under any letter of credit as of the Closing Date other than the letters of credit described on Schedule 4.11. Each letter of credit listed on Schedule 4.11 constitutes a Supporting Obligation for another item of the Collateral.

(a) On the Petition Date, no Grantor owns any fee interest in real estate and, thus, no Grantor owns any asset that constitutes “Premises” or “Encumbered Property”.

(b) Upon entry of the Financing Orders, each Grantor has good, marketable, insurable, indefeasible, fee simple title to any Land and Improvements owned by such Grantor, subject to Permitted Encumbrances. Each Grantor has good and marketable title to or valid leasehold interests in any other Encumbered Property held by such Grantor.

(c) Each Grantor has good and lawful right and full power and authority to encumber or grant a security interest in any Encumbered Property held by such Grantor. The possession of any Encumbered Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of such Grantor’s knowledge. Each Grantor will forever warrant, defend and preserve any title to any Encumbered Property, the rights of the Secured Parties therein under the Security Documents and the validity and priority of the Lien of the Security Documents thereon against the claims of all persons and parties.

(d) The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of the relevant Grantor to perform its obligations hereunder and the other Loan Documents to which it is a party or (ii) the use of any Encumbered Property for the use currently being made thereof, the operation of any Encumbered Property as currently being operated or the value of any Encumbered Property.

(e) Any Encumbered Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of any Encumbered Property as presently used and enjoyed are located in the public right-of-way abutting any Encumbered Property, and all such utilities are connected so as to serve any Encumbered Property without passing over other property. All roads necessary for the full utilization of any Encumbered Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Encumbered Property.

(f) Any Premises consists of a single tax lot or multiple tax lots, no portion of said tax lot(s) covers property other than such Premises or a portion of such Premises and no portion of the Premises lies in any other tax lot. Any Premises consists of one or more legally subdivided lots.

(g) There are no pending or, to the knowledge of the Grantors, proposed special or other assessments for public improvements or otherwise affecting any Encumbered Property, nor, to the knowledge of the Grantor, are there any contemplated improvements to any Encumbered Property that may result in such special or other assessments.

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(h) To the best of the Grantors’ knowledge, except as disclosed on the current survey of the Premises delivered to the Collateral Agent prior to the date hereof, no Improvements on any Land are located in a flood hazard area as defined by the Director of the Federal Emergency Management Agency.

(i) No Premises is subject to any Leases other than the Leases described in Schedule 4.14. No tenant, person, party, firm, corporation or other entity has an option to purchase any Encumbered Property, any portion thereof or any interest therein.

(j) Any Encumbered Property has not been damaged by fire, water, wind or other cause of loss, or any previous damage to any Encumbered Property has been fully restored. No part of any property subject to the Collateral Documents has been taken in condemnation or other like proceeding nor, to the Grantors’ knowledge, is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of any Encumbered Property.

The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to the Collateral Agent in the future by any Grantor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full:

5.1 Covenants in Credit Agreement. Each Grantor shall comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets or its operations, each of which is hereby ratified and confirmed (including the indemnification and related provisions in the Credit Agreement).

5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper and the Collateral Agent so reasonably requests, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed and accompanied by undated stock powers duly executed in blank or other undated instruments of transfer duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request, to be held as Collateral pursuant to this Agreement; provided that the Grantors shall not be obligated to deliver to the Collateral Agent any Instruments or Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $[500,000.]

5.3 [reserved].

5.4 [reserved].

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5.5 Maintenance of Perfected Security Interest; Further Documentation and Information. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (except as provided in Section 4.3) having at least the priority described in the Financing Orders and in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) At any time and from time to time, at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions (i) as are reasonably requested by the Collateral Agent for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (A) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby; provided however that the Grantors shall not be required to note the security interest in any Vehicles on such Vehicle’s certificate of title and (B) in the case of Investment Property, Deposit Accounts (other than Government Receivables Accounts), the Cash Collateral Account and any other relevant Collateral, delivering a deposit account control agreement reasonably satisfactory to the Collateral Agent or an executed securities account control agreement, in form and substance sufficient to enable the Collateral Agent to obtain Control with respect to such accounts, and taking any other actions necessary to enable the Collateral Agent to obtain Control with respect thereto, except for Deposit Accounts into which Government Receivables are deposited by payors to the extent applicable law and regulations prohibit the Collateral Agent from obtaining Control over such Deposit Accounts or (ii) as the Collateral Agent may otherwise reasonably request from time to time. Notwithstanding the foregoing, it is agreed that none of the actions specified in clauses (A) and (B) of the preceding sentence shall be required to be taken on the Closing Date, except for the delivery of the deposit account control agreement, in form and substance reasonably satisfactory to the Collateral Agent, with respect to the Cash Collateral Account.

(c) Maintain, at the place where each Grantor is entitled to receive notices under the Loan Documents, a current record of where all its Collateral is located, permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records, and furnish to the Collateral Agent such documents, lists, descriptions, certificates and other information as may be reasonably necessary or proper to keep the Collateral Agent informed with respect to the identity, location, status, condition and value of the Collateral. In addition, from time to time at the request of the Collateral Agent, deliver to the Collateral Agent such information regarding each such Grantor as the Collateral Agent may reasonably request.

(d) On February 1 (commencing with February 1, 2014) of each calendar year, the Borrower shall deliver to the Collateral Agent a certificate executed by an Officer of the Borrower:

(i) setting forth the information required in the Perfection Certificate or confirming that there has been no change in any such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section;

(ii) identifying any Restricted Subsidiary that has been created or acquired since the date of the most recent certificate delivered pursuant to this Section 5.5;

(iii) certifying that all notices and information required to be given prior to the date of such certificate by this Section 5 have been given; and

(iv) certifying that the Grantors have complied with their obligations under this Section 5 with respect to the creation and maintenance of the validity, perfection and priority of the security interest required by this Agreement.

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(e) [reserved]

(f) In the event that the Borrower or any other Grantor is merged or consolidated with the Borrower or any other Grantor, as applicable;

(i) the surviving Person will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the perfected security interest on the Collateral (with the same priority described in Section 4.3) owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(ii) the Collateral owned by or transferred to the surviving Person, as applicable, shall

(A) continue to constitute Collateral under the Loan Documents;

(B) be subject to the Lien in favor of the Collateral Agent; and

(C) not be subject to any Lien other than Permitted Liens;

(iii) the assets of the Person which is merged or consolidated with or into the relevant surviving Person, to the extent that they are assets of the types which would constitute Collateral under the Loan Documents and which would be required to be pledged thereunder, shall be treated as after acquired property and such surviving Person shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Loan Documents in the manner and to the extent required in the Loan Documents, including the Credit Agreement (in each case with the same priority described in Section 4.3).

5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Collateral Agent and the filing of all additional financing statements and other documents required to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization from that referred to in Section 4.3;

(ii) change its legal name; or

(iii) change its identity or corporate structure.

5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Investment Property of any Investment Property Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Collateral Agent, for the ratable benefit of the Secured Parties and, if so reasonably requested by the Collateral Agent, deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other undated instruments of transfer reasonably satisfactory to the Collateral Agent, covering such certificate duly executed in blank

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by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations, provided that in no event shall more than sixty five percent 65% of the total outstanding Foreign Corporation Voting Stock of any Foreign Corporation that is an Investment Property Issuer be pledged as collateral security hereunder. Any sums paid upon or in respect of the Investment Property of any Investment Property Issuer upon the liquidation or dissolution of such Investment Property Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Investment Property Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent (unless otherwise subject to a perfected security interest in favor of the Collateral Agent), hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Collateral Agent, acting at the direction of the Administrative Agent, and unless such is permitted under the Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Investment Property Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Investment Property Issuer, unless such securities are delivered to the Collateral Agent, concurrently with the issuance thereof, to be held by the Collateral Agent as Collateral (except in the case of any Investment Property Issuer which is a joint venture, provided that (x) the percentage of such joint venture owned by such Grantor remains the same after giving effect to such issuance and (y) any such securities are delivered to the Collateral Agent, currently with the issuance thereof, to be held by the Collateral Agent as Collateral), (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted under the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted under the Credit Agreement or (iv) except as otherwise permitted under the Credit Agreement, enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c) In the case of each Grantor that is an Investment Property Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

(d) Each Investment Property Issuer that is a partnership, joint venture or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest without the

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prior written consent of the Collateral Agent acting at the direction of the Administrative Agent, (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Investment Property Issuer will (and the Grantor that holds such equity interest hereby instructs such Investment Property Issuer to) comply with instructions originated by the Collateral Agent without further consent by such Grantor and (v) if so reasonably requested by the Collateral Agent, shall deliver to the Collateral Agent a fully-executed acknowledgment of Pledge, substantially in form satisfactory to the Collateral Agent.

5.8 Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof, except where such grant, compromise, release, credit, discount, settlement, allowance, amendment, supplement or modification in the aggregate could not be reasonably expected to have a material adverse effect on the value of the Receivables.

5.9 Intellectual Property. To the extent the failure to do so would be reasonably likely to result in a material adverse effect on the value of the Collateral:

(a) such Grantor (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way;

(b) such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public;

(c) such Grantor (either itself or through licensees) (i) will employ each Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any portion of the Copyrights may fall into the public domain;

(d) such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person;

(e) such Grantor will notify the Collateral Agent, the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same;

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(f) whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver, and have recorded, any and all additional agreements, instruments, documents and papers as may be necessary and reasonably requested by the Collateral Agent to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(g) such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability; and

(h) in the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.10 Notices. (a) Except as may be otherwise expressly permitted under the Credit Agreement, each relevant Grantor shall promptly notify the Collateral Agent of (i) any change in any fact or circumstances represented or warranted by such Grantor with respect to any of the Collateral or Obligations, (ii) any claim, action or proceeding affecting title to all or any of the Collateral or the security interest created hereunder and appear in and defend, at the Grantors’ expense, any such action or proceeding, (iii) any material change in the nature of the Collateral, (iv) any material damage to or loss of Collateral and (v) the occurrence of any other event or condition (including matters as to Lien priority) that could have a material adverse effect on the Collateral (taken as a whole) or the security interest created hereunder and (b) give the Collateral Agent thirty (30) days written notice before any proposed relocation of its principal place of business or chief executive office.

5.11 Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon nor affix or install any accessories, equipment or device on the Collateral or on any component thereof if such addition will impair the original intended function or use of the Collateral or such component.

5.12 Pledged Notes. Without the prior written consent of the Collateral Agent not materially modify, or permit the material modification of, any Pledged Note or release any collateral with respect to any Pledged Note unless specifically required by the terms thereof.

5.13 Schedules. Promptly update all schedules hereto if any information therein shall become inaccurate or incomplete in any material respect. Notwithstanding any other provision herein, any Grantor’s failure to describe any Collateral required to be listed on any schedule hereto shall not impair the security interest in the Collateral.

5.14 Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim other than or in addition to those set forth on Schedule 3.1 relating to any of the

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Collateral and having a face value individually or in the aggregate in excess of $1,000,000 (each such Commercial Tort Claim, an “Additional Commercial Tort Claim”), such Grantor shall promptly notify the Collateral Agent in a writing authenticated by such Grantor of the brief details of such Additional Commercial Tort Claim. Such Grantor shall grant to the Collateral Agent in such writing a security interest in such Additional Commercial Tort Claim and in the Proceeds thereof, all in accordance with and subject to the terms of this Agreement and such writing shall be in form and substance satisfactory to create a valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, under the New York UCC. Each Grantor hereby agrees to execute and deliver any additional documents or instruments, including any financing statements or amendments to any then existing financing statements, that the Collateral Agent reasonably deems necessary to create, perfect and protect the Collateral Agent’s Lien on and security interest in such Additional Commercial Tort Claim.

5.15 Encumbered Property.

(a) Except in the ordinary course of business or as otherwise permitted in the Credit Agreement, no Improvements will be altered in any material respect or demolished or removed in whole or in part by the Grantors without the prior written consent of the Collateral Agent. No Personal Property shall be removed by the Grantors, except that the Grantors shall have the right to remove and dispose of, free of the Lien of the Collateral Documents, such Personal Property as may, from time to time, become worn out or obsolete in the normal course of business; and the Grantors may otherwise conduct Dispositions not prohibited by the Credit Agreement. The Grantors will maintain and keep any Encumbered Property in good condition and repair, reasonable wear and tear and damage by casualty excepted, and will not commit any waste on any Encumbered Property or make any alteration to, or change in the use of, any Encumbered Property that will materially diminish the utility thereof for the operation of the business conducted thereon or increase the risk of fire or other hazard and in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to the Credit Agreement. Subject to the terms of the Credit Agreement, the Grantors shall promptly repair, replace or rebuild any part of any Encumbered Property that becomes damaged or worn.

(b) To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, each Grantor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Improvements either at any Encumbered Property or in a particular office at the headquarters of such Grantor to which the Collateral Agent shall have access upon reasonable advance notice. The Grantors shall promptly notify the Collateral Agent of any proposed zoning reclassification, variance, conditional or special use permit, subdivision plat or annexation affecting any Land. Each Grantor shall at all times comply in all material respects with, and is currently in compliance in all material respects with, all of its obligations under all recorded restrictions, conditions, easements and covenants (“Restrictive Covenants”) encumbering any Land and shall duly enforce its rights under all Restrictive Covenants encumbering other property for the benefit of the Premises. If any Grantor receives any notice (whether oral or written) that any Restrictive Covenant has been violated, then such Grantor shall promptly notify the Collateral Agent and take such steps as the Collateral Agent may reasonably require to correct such violation.

5.16 Encumbrances. No Grantor shall create, permit or suffer to exist, and each such Grantor shall defend the Collateral against, any lien or other encumbrance on the Collateral, and shall defend such Grantor’s rights in the Collateral and the Collateral Agent’s security interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Liens permitted under the Credit Agreement. Such Grantor shall do nothing to impair the rights of the Collateral Agent in the Collateral.

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5.17 Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, each Grantor agrees that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is use in Section 7-104 of the New York UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to the Collateral Agent or is otherwise subject to a perfected security interest in favor of the Collateral Agent.

5.18 Limitations on Dispositions of Collateral. Such Grantor shall not sell, transfer, lease or otherwise dispose of the Collateral, or attempt, offer or contract to do so except as expressly permitted under the Credit Agreement.

5.19 Letter of Credit Rights. If any Grantor is at any time a beneficiary of a letter of credit that has a face amount individually or in the aggregate in excess of $100,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent in a writing authenticated by such Grantor. Such Grantor shall, if so reasonably requested by the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

5.20 Leasehold Mortgages. Upon the request of the Collateral Agent, acting at the direction of the Administrative Agent, each Grantor shall execute and deliver a mortgage, deed of trust, assignment of leases and rents, or other security document (a “Leasehold Mortgage”) granting a Lien on each parcel of real property and the improvements thereto leased by any Grantor (a “Leasehold Mortgaged Property”) under the laws of the applicable jurisdiction to cause such Leasehold Mortgaged Property to be subjected to a Lien having at least the priority described in Section 4.3 securing the Obligations and will take all such actions as shall be and customary in a transaction of this nature to grant and perfect such Lien, including to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including (i) the filing and recording of financing statements, fixture filings, the Leasehold Mortgage and other documents, (ii) conducting lien searches and providing title insurance insuring the first priority Lien of the Mortgage subject only to Permitted Liens and including such endorsements as are customarily issued in connection with transactions of this nature, (iii) providing legal opinions and (iv) obtaining landlords’ consents). Notwithstanding the foregoing, the Grantors shall not be required to execute and deliver a Leasehold Mortgage with respect to any Leasehold Mortgaged Property if such Grantor shall have determined in good faith that the higher of (a) the book value or (b) the fair market value of the requested Leasehold Mortgage is less than $3,000,000 and provided evidence of such determination to the Collateral Agent.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, at the direction of the Administrative Agent, and at the expense of the relevant Grantor, such Grantor shall cause nationally recognized independent registered public accountants or other appropriately qualified experts to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) Each Grantor is hereby authorized to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control after the automatic stay imposed by section 362 of the Bankruptcy Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, and the Collateral Agent may curtail or terminate said authority at any time after the automatic stay imposed by section 362 of the Bankruptcy

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Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent, at any time after the automatic stay imposed by section 362 of the Bankruptcy Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5 and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties, segregated from other funds of such Grantor; provided however that insofar as the foregoing applies to Government Receivables or any other Receivables subject to Healthcare Laws, such actions shall be authorized only to the extent permitted by law and in a manner consistent with applicable law and regulations and with each Grantor agreeing to cooperate with the Collateral Agent to effectuate the foregoing. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) Each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables (except for any such original documents of which it is necessary or advisable for such Grantor to maintain possession in compliance with any Requirement of Law, in which case, a copy of such document shall be delivered), including all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others shall at the direction of the Administrative Agent at any time after the automatic stay imposed by section 362 of the Bankruptcy Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Collateral Agent, at the direction of the Administrative Agent, at any after the automatic stay imposed by section 362 of the Bankruptcy Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent; provided however that insofar as the foregoing applies to Government Receivables, such actions shall be required only to the extent permitted by law and in a manner consistent with applicable law and regulations.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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6.3 Pledged Securities. (a) Unless the automatic stay imposed by section 362 of the Bankruptcy Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes and to exercise all voting and corporate rights with respect to the Pledged Securities; provided however that no vote shall be cast or corporate right exercised or other action taken which could reasonably be expected to impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, [the Financing Orders,] the Credit Agreement or any other Loan Document.

(b) If the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default and the Collateral Agent, at the direction of the Administrative Agent, gives notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5 and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Investment Property Issuer or Investment Property Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Investment Property Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Investment Property Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Investment Property Issuer shall be fully protected in so complying and (ii) pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent, to the extent such dividend or payment to the relevant Grantor is prohibited under this Agreement or the Credit Agreement.

6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, at the written request of the Collateral Agent, at the direction of the Administrative Agent, all

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Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required); provided however that insofar as the foregoing applies to Government Receivables, such actions shall be required only to the extent permitted by law and in a manner consistent with applicable law and regulations. All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account maintained under the sole dominion and control of the Collateral Agent. All Proceeds while held by the Collateral Agent in the Cash Collateral Account (or by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties), shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. If the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, at any time at the Collateral Agent’s election, at the direction of the Administrative Agent, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee, in payment of the Obligations in the following order:

First, to pay all costs and expenses incurred by the Administrative Agent and Collateral Agent (if not the Administrative Agent) in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the Credit Agreement and the other Loan Documents, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and the Collateral Agent (if not the Administrative Agent) on behalf of the Borrower or any other Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the Lenders and such other Obligations;

Second, to the Administrative Agent for application towards payment of the Loans, any accrued and unpaid interest thereon and such other Obligations; and

Third, to the extent of any balance of such Proceeds after application in accordance with the foregoing, to the Borrower or such other Grantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

6.6 NY UCC and Other Remedies. If the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, may, whether or not at the direction of the Administrative Agent, and shall at the direction of the Administrative Agent, exercise all remedies, in addition to all other rights and remedies granted to them in this Agreement, the Financing Orders and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien and any real estate statutes applicable to the Encumbered Property). Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith enter upon the premises of any Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may

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collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, acting at the direction of the Administrative Agent, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights. (a) Each Grantor agrees to cause such Investment Property Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all applicable jurisdictions applicable to any sale or disposition of Pledged Equity pursuant to this Agreement, and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Investment Property Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Investment Property Issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law; provided that no registration under the Securities Act shall be required. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement, as applicable.

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6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

6.9 Sales on Credit. If the Collateral Agent sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.

6.10 Intellectual Property. For purposes of enabling the Collateral Agent to exercise its rights and remedies under this Agreement and enabling the Collateral Agent and its successors and assigns to enjoy the full benefits of the Collateral, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Intellectual Property. Each Grantor shall provide the Collateral Agent with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns and transferees of the Collateral Agent. At any time after the automatic stay imposed by section 362 of the Bankruptcy Code is vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default, the Collateral Agent may require that each Grantor assign all of its right, title, and interest in and to the Intellectual Property or any part thereof to the Collateral Agent or such other Person as the Collateral Agent may designate pursuant to documents satisfactory to the Collateral Agent. If no Event of Default exists, each Grantor shall have the exclusive, non-transferable right and license to use its Intellectual Property in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

SECTION 7. THE COLLATERAL AGENT

7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

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(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Sections 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not be entitled to exercise any rights under the power of attorney provided for in this Section 7.1(a) unless the automatic stay imposed by section 362 of the Bankruptcy Code has been vacated as provided in the Financing Orders and the Credit Agreement following the occurrence and during the continuance of an Event of Default.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on interest payments past due under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

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(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Collateral Agent. (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Grantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Financing Statements. Each Grantor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the Collateral, and to promptly deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. The Collateral Agent shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the applicable UCC hereunder.

7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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7.5 Certain Rights of Collateral Agent. (a) The Collateral Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Collateral Agent may consult with counsel of its selection and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of Required Lenders pursuant to this Agreement, unless such Lenders shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(d) The Collateral Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and the Collateral Agent shall not be responsible for any misconduct on the part of any of them.

(e) The Collateral Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(f) In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) The Collateral Agent shall not be deemed to have notice of any Event of Default unless a responsible officer of the Collateral Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Collateral Agent at its corporate trust office, and such notice references this Agreement.

(h) In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(i) The rights, privileges, protections, immunities and benefits given to the Administrative Agent under the Credit Agreement, including, without limitation, the right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent hereunder, and by each agent, custodian and other Person employed to act hereunder.

(j) The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent and the other Secured Parties in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith.

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(k) Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States (“Foreign Collateral”) but shall at the specific request of the Administrative Agent appoint a Person or Persons selected by the Administrative Agent to act on behalf of the Secured Parties with respect to such Foreign Collateral. Such qualified Person or Persons and the Collateral Agent shall, provided the same are reasonably acceptable to the Collateral Agent, enter into a collateral assignment pledge agreement, mortgage, enforcing document or other security agreement to enforce rights with respect to Foreign Collateral and such Person or Persons shall exercise the rights and remedies of the Collateral Agent and the Secured Parties in the Foreign Collateral for their respective benefit. The duties and responsibilities of the Collateral Agent with respect to any Person or Persons and any Collateral are limited to those set forth in this Section.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Credit Agreement; provided that any waiver, amendment, supplement or modification of this Agreement that by its terms affects only the Credit Agreement may be waived, amended, supplemented or modified in accordance with the Credit Agreement, as applicable.

8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for under the Credit Agreement; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Subsidiary Grantor at its notice address set forth on Schedule 1.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. (a) Each Subsidiary Grantor agrees to pay, or reimburse each Secured Party for, all its costs and expenses incurred in collecting against such Subsidiary Grantor under the guarantee contained in Credit Agreement Guaranty or otherwise enforcing or preserving any rights under this Agreement, the other Notes Documents and the other Loan Documents to which such Subsidiary Grantor is a party, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

(b) Except to the extent otherwise provided in the Credit Agreement, each Subsidiary Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c) Each Grantor, jointly and severally, agrees to indemnify, and to save the Secured Parties harmless from, any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent such Grantor would be required to do so under the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Subrogation. If any Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, the Collateral Agent shall be, and is hereby, subrogated to all of the rights, titles, interests and Liens securing the indebtedness so renewed, extended or paid.

8.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent acting at the direction of the Administrative Agent.

8.7 Setoff. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such setoff and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 8.7 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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8.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or the other Loan Documents.

8.12 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. SECTIONS 9.07 AND 9.11 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF A PART HEREOF.

8.13 Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) none of the Collateral Agent or any other Secured Party in its respective capacity as such has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby, by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14 Continuing Security Interest Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns. No other persons (including any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement Credit Agreement shall become a Subsidiary Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

8.16 Releases of Collateral. (a) At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Any release of Collateral pursuant hereto shall be without recourse to, or warranty by, the Collateral Agent.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted under Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents

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reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted under Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Grantor and a summary of the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. Any release of Collateral pursuant hereto shall be without recourse to, or warranty by, the Collateral Agent.

(c) The Collateral shall be released in whole or in part from the Liens created hereby upon the occurrence of any event described in Section 8.08 of the Credit Agreement. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Any release of Collateral pursuant hereto shall be without recourse to, or warranty by, the Collateral Agent.

(d) Upon certification by any Grantor to the Collateral Agent that the maker of any Pledged Note has satisfied such maker’s obligations under such Pledged Note in full, the Collateral Agent shall promptly return such Pledged Note to the address specified by such Grantor for return.

8.17 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.18 Financing Orders. Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to any Loan Documents (including, without limitation, this Agreement) and the exercise of any right or remedy by the Collateral Agent hereunder or under any other Loan Document are subject to the provisions of the Financing Orders. In the event of any conflict between the terms of this Agreement, the Financing Orders and any Loan Document, the terms of the Financing Orders shall govern and control with respect to any right or remedy (except for the rights of the Collateral Agent under Section 7 hereof).

8.19 Intentionally Omitted.

8.20 Confirmation of Appointment of Collateral Agent. Each of the Secured Parties, by acceptance of the benefits conferred by this Agreement, hereby irrevocably confirms its appointment of Silver Point Finance, LLC to act, and Silver Point Finance, LLC hereby agrees to act, as the Collateral Agent for the Secured Parties pursuant to the terms of this Agreement and the other Loan Documents, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such rights, powers and discretions as are delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly

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authorized to execute any and all documents (including releases) with respect to the Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents.

8.21 No Release. Nothing set forth in this Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Grantor contained in this Section 8.21 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

8.22 Obligations Absolute. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

(b) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(d) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of any Grantor.

8.23 No Credit for Payment of Taxes or Imposition. No Grantor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

[Signatures begin on the Following Page]

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IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

ROTECH HEALTHCARE INC.

By:
Printed Name:
Title:

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care,
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd’s InHome Medical, Inc., West
Andy Boyd’s InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Best Care HHC Acquisition Company, LLC
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Ellis County Home Medical Equipment, LLC
Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
First Community Care of Niagara, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.
Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.

[Signature Page to Collateral Agreement]

Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated,
Holland Medical Services, Inc.
Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.
Intensive Home Care Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
LAMS, Inc.
Lovejoy Medical, Inc.
Major Medical Supply, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.
NeighborCare Home Medical Equipment, LLC
NeighborCare Home Medical Equipment of Maryland, LLC
Neumann’s Home Medical Equipment, Inc.
Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
Oxygen Therapy Associates, Inc.
Peterson’s Home Care, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Qualicare Home Medical, Inc.
Quality Home Health Care, Inc.
R.C.P.S., Inc.
RCG Information Services Corporation
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.

Respiratory Medical Equipment of Ga., Inc.
Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation,
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.
Roth Medical, Inc.
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.
The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Texas, Inc.
White’s Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.

By:
Printed Name:
Title:

[Signature Page to Collateral Agreement]

Acknowledged and agreed:
SILVER POINT FINANCE, LLC
as Collateral Agent

By:
Printed Name:
Title

[Signature Page to Collateral Agreement]

EXHIBIT E

FORM OF GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (this “Guarantee”), dated as of [                    ], is made by the subsidiaries of ROTECH HEALTHCARE INC. (the “Borrower”) identified on the signature pages hereto and any Additional Subsidiary Guarantor (as defined below) who may become a party to this Guarantee (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), in favor of SILVER POINT FINANCE LLC, as administrative agent and as collateral agent (the “Agent”) for the ratable benefit of itself and the Guaranteed Parties identified below.

PRELIMINARY STATEMENTS

Pursuant to the terms of the Debtor-In-Possession Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders (as defined in the Credit Agreement), and the Agent, the Lenders have agreed to make loans to the Borrower upon the terms and subject to the conditions set forth therein.

On the Petition Date, the Borrower and each Subsidiary Guarantor (collectively, the “Debtors”) commenced their chapter 11 cases (each a “Case” and collectively, the “Cases”) by filing voluntary petitions for reorganization under the Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”).

Each Subsidiary Guarantor will benefit from the funding of loans made and to be made to the Borrower under the Credit Agreement.

Each Subsidiary Guarantor is required to enter into this Guarantee pursuant to the terms of the Credit Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make loans under the Credit Agreement to the Borrower thereunder, the Subsidiary Guarantors hereby agree with the Agent, for the ratable benefit of the Guaranteed Parties, as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Credit Agreement. The following terms when used herein shall have the meanings set forth below:

“Additional Subsidiary Guarantor” means each subsidiary of the Borrower which hereafter becomes a Subsidiary Guarantor pursuant to Section 19 hereof and Section 5.12 of the Credit Agreement.

“Guaranteed Obligations” means (a) the full and punctual payment by the Borrower of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations of the Borrower under the Credit Agreement or any other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise and (b) the full and punctual performance within applicable grace periods of all obligations of the Borrower under or pursuant to each Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Guaranteed Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

“Guaranteed Parties” means (a) each Lender, (b) the Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the permitted successors and assigns of each of the foregoing.

SECTION 2. Guarantee. (a) Each Subsidiary Guarantor unconditionally and irrevocably guarantees to each of the Guaranteed Parties, jointly and severally on a senior secured basis, with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the full and punctual payment and performance of the Guaranteed Obligations.

(b) In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guarantee, in each case, for any reason, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. Each Guarantor further agrees that its Guarantee constitutes a continuing, absolute and unconditional guarantee of payment when due and not merely of collection. The Guaranteed Obligations of each Guarantor under or in respect of this Guarantee are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

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(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Guaranteed Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Guaranteed Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Guarantee, any Guarantee Joinder Agreement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or any other circumstance (including, without limitation, any statute of limitations) or

(h) any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

SECTION 4. No Setoff or Deductions; Taxes; Payments. Each Subsidiary Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Subsidiary Guarantor is compelled by law to make such deduction or withholding (other than Excluded Taxes). If any such

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obligation (other than one arising with respect to Excluded Taxes) is imposed upon each Subsidiary Guarantor with respect to any amount payable by it hereunder, such Subsidiary Guarantor will pay to the applicable Guaranteed Party, on the date on which such amount is due and payable hereunder, such additional amount in dollars as shall be necessary to enable such Guaranteed Party to receive the same net amount which such Guaranteed Party would have received on such due date had no such obligation been imposed upon such Subsidiary Guarantor. Each Subsidiary Guarantor will deliver promptly to such Guaranteed Party certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Subsidiary Guarantor hereunder. The obligations of each Subsidiary Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.

SECTION 5. Rights of Guaranteed Parties. Each Subsidiary Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of any Guaranteed Obligations, (c) apply such security and direct the order or manner of sale thereof as the Guaranteed Parties in their sole discretion may determine and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, such Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Subsidiary Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of such Subsidiary Guarantor.

SECTION 6. Certain Waivers. Each Subsidiary Guarantor waives, to the fullest extent permitted under applicable law, (a) any defense arising by reason of any disability or other defense of the Borrower or any other Subsidiary Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of the Borrower other than indefeasible payment and performance in full of the Guaranteed Obligations, (b) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder, (c) any right to require any Guaranteed Party to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Guaranteed Party’s power whatsoever, (d) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party and (e) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

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SECTION 7. Obligations Independent. The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other Subsidiary Guarantor, and a separate action may be brought against such Subsidiary Guarantor to enforce this Guarantee whether or not the Borrower or any other person or entity is joined as a party.

SECTION 8. Subrogation. Each Subsidiary Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee until all of the Guaranteed Obligations and any amounts payable under this Guarantee have been indefeasibly paid and performed in full and any commitments of each Guaranteed Party or facilities provided by each Guaranteed Party with respect to the Guaranteed Obligations are terminated or repaid in full, as applicable (other than, in each case, Guaranteed Obligations in respect of contingent indemnification or expense reimbursement obligations for which no claim has been made). If any amounts are paid to any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Agent (for the ratable benefit of itself and the other Guaranteed Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

SECTION 9. Contribution. Subject to Section 8, each Subsidiary Guarantor that makes a payment under this Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Guarantee to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP. The payment obligations of any Subsidiary Guarantor under this Section shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly paid and performed in full, and no Subsidiary Guarantor shall exercise any right or remedy under this Section against any other Subsidiary Guarantor until such Guaranteed Obligations have been indefeasibly paid and performed in full. Each Subsidiary Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Subsidiary Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations.

SECTION 10. Termination; Reinstatement. This Guarantee is a continuing and irrevocable Guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guarantee are indefeasibly paid in full in cash and any commitments of each Guaranteed Party or facilities provided by each Guaranteed Party with respect to the Guaranteed Obligations are terminated or repaid in full, as applicable (other than, in each case, Guaranteed Obligations in respect of contingent indemnification

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or expense reimbursement obligations for which no claim has been made). Notwithstanding the foregoing, this Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Subsidiary Guarantor is made, or any Guaranteed Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency, receivership or similar law or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Guaranteed Party is in possession of or has released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Subsidiary Guarantor under this paragraph shall survive termination of this Guarantee.

SECTION 11. Subordination. Each Subsidiary Guarantor hereby subordinates the payment of all obligations and Indebtedness of the Borrower owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Subsidiary Guarantor as subrogee of any Guaranteed Party or resulting from such Subsidiary Guarantor’s performance under this Guarantee, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Agent so requests when an Event of Default has occurred and is continuing, any such obligation or Indebtedness of the Borrower to any Subsidiary Guarantor shall be enforced and performance received by such Subsidiary Guarantor as trustee for the Agent and the proceeds thereof, as well as any other amounts received by such Subsidiary Guarantor in violation of this Section, shall be paid over to the Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Guarantee.

SECTION 12. Condition of Borrower. Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Subsidiary Guarantor requires, and that no Guaranteed Party has a duty, and such Subsidiary Guarantor is not relying on any Guaranteed Party at any time, to disclose to such Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Subsidiary Guarantor (such Subsidiary Guarantor waiving any duty on the part of any Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).

SECTION 13. Representations and Warranties. Each Subsidiary Guarantor represents and warrants that, subject to the entry of the Financing Orders by the Bankrupty Court, (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guarantee, and all necessary authority has been obtained, (b) this Guarantee constitutes its legal, valid and binding obligation enforceable against such Subsidiary Guarantor in

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accordance with its terms, (c) the making and performance of this Guarantee does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, except in each case any violation, breach, default or consent that could not reasonably be expected to have a Material Adverse Effect and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guarantee have been obtained or made and are in full force and effect, except for such consents, approvals, licenses, authorizations, filings or registrations which the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect.

SECTION 14. Amendments, Waivers and Consents. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 9.08 of the Credit Agreement.

SECTION 15. Notices. All notices and communications hereunder or under any Guarantee Joinder Agreement (as defined in Section 19) shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement; provided that notices and communications to the Subsidiary Guarantors shall be directed to the Subsidiary Guarantors, at the address of the Borrower set forth in Section 9.01 of the Credit Agreement.

SECTION 16. Indemnity. (a) Each Subsidiary Guarantor agrees to indemnify the Agent, each Guaranteed Party and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Guarantee or any agreement or instrument contemplated hereby, the performance by the Subsidiary Guarantors of their respective obligations hereunder or the consummation of the transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by such Subsidiary Guarantor or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

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(b) To the extent permitted by applicable law, each Subsidiary Guarantor shall not assert, and each Subsidiary Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guarantee or any agreement or instrument contemplated hereby.

SECTION 17. Right of Setoff; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; FINANCING ORDERS. (a) THIS GUARANTEE AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION HEREWITH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT NEW YORK LAW IS SUPERSEDED BY THE BANKRUPTCY CODE).

(b) PRIOR TO THE CLOSING OR DISMISSAL OF THE CASES, THE PARTIES SHALL SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT OVER ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE. FOLLOWING THE CLOSING OR DISMISSAL OF A CASE OF ANY DEBTOR, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS GUARANTEE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SUBSIDIARY GUARANTORS, THE SECURED PARTIES, THE AGENTS OR ANY OF THEM WITH RESPECT TO THIS GUARANTEE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS GUARANTEE, THIS GUARANTEE, AND THE RIGHTS, DUTIES, PRIVILEGES AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THE FINANCING ORDERS.

Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Guarantee and the parties hereto, the terms of Sections 9.06 and 9.11 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” (whether express or by reference to the Borrower as a “party” thereto) therein being a reference to the Subsidiary Guarantors, and the parties hereto agree to such terms.

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SECTION 18. Counterparts; Electronic Execution. This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guarantee by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guarantee.

SECTION 19. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 5.12 of the Credit Agreement shall become a Subsidiary Guarantor for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a supplement substantially in the form of Exhibit A hereto (each, a “Guarantee Joinder Agreement”).

SECTION 20. Miscellaneous. (a) No failure by any Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guarantee shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Agent and each Subsidiary Guarantor in writing, this Guarantee is not intended to supersede or otherwise affect any other Guarantee now or hereafter given by any Subsidiary Guarantor or any other guarantor for the benefit of the Guaranteed Parties or any term or provision thereof.

(b) Each Guarantor hereby acknowledges that this Guarantee constitutes an instrument for the payment of money, and consents and agrees that any secured party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 to the extent permitted thereunder.

SECTION 21. Release of Subsidiary Guarantors. A Subsidiary Guarantor will be released from its obligations under this Guarantee (other than any obligation that may have arisen under Section 9):

(1)	upon the sale (including any sale pursuant to any exercise of remedies by or for the benefit of a Guaranteed Party) or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor (including the sale or disposition of equity interests of such Subsidiary Guarantor) following which such Subsidiary Guarantor is no longer a subsidiary of the Borrower;

(2)	upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

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(3)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary (as defined under and to the extent permitted by the Credit Agreement); or

(4)	upon the indefeasible payment in full in cash of the Guaranteed Obligations;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a person other than the Borrower or a subsidiary of the Borrower, (ii) such sale or disposition is permitted by the Credit Agreement and (iii) the Borrower provides a certificate of a Responsible Officer to the Agent to the foregoing effect.

At the request of the Borrower, the Agent shall execute and deliver an appropriate instrument evidencing such release.

SECTION 22. Survival of Agreement. All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guarantee shall be considered to have been relied upon by the Guaranteed Parties, regardless of any investigation made by the Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as any Guaranteed Obligation or any other amount payable under this Guarantee is outstanding and unpaid. The provisions of Section 16 shall remain operative and in full force and effect regardless of the termination of this Guarantee or the invalidity or unenforceability of any term or provision of this Guarantee.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Guarantee to be duly executed as of the date first above written.

ROTECH HEALTHCARE INC.,

By:
Name:
Title:

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd’s InHome Medical, Inc., West
Andy Boyd’s InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Best Care HHC Acquisition Company, LLC
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Ellis County Home Medical Equipment, LLC
Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
First Community Care of Niagara, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.

[Signature Page to Guarantee Agreement]

Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.
Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated
Holland Medical Services, Inc.
Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.
Intensive Home Care Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
LAMS, Inc.
Lovejoy Medical, Inc.
Major Medical Supply, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.
NeighborCare Home Medical Equipment, LLC
NeighborCare Home Medical Equipment of Maryland, LLC
Neumann’s Home Medical Equipment, Inc.
Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
Oxygen Therapy Associates, Inc.
Peterson’s Home Care, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.

[Signature Page to Guarantee Agreement]

Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Qualicare Home Medical, Inc.
Quality Home Health Care, Inc.
R.C.P.S., Inc.
RCG Information Services Corporation
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.
Roth Medical, Inc.
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.
The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Texas, Inc.
White’s Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.

By:
Printed Name:
Title:

[Signature Page to Guarantee Agreement]

SILVER POINT FINANCE, LLC, as Administrative Agent and Collateral Agent, on behalf of itself and the other Guaranteed Parties,

By:
Name:
Title:

[Signature Page to Guarantee Agreement]

EXHIBIT A

Form of Joinder Agreement

This JOINDER AGREEMENT, dated as of             , 20    (this “Agreement”), is by and between                     , a                     (the “New Subsidiary”), and SILVER POINT FINANCE LLC, in its capacity as administrative agent and collateral agent (the “Agent”) under that certain Debtor-In-Possession Credit Agreement dated as of [    ], (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ROTECH HEALTHCARE INC., a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement) from time to time party thereto and the Agent. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to herein.

The Loan Parties are required by Section 5.12 of the Credit Agreement to cause the New Subsidiary to become a “Subsidiary Guarantor”.

Accordingly, the New Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

SECTION 1. The New Subsidiary hereby agrees that by execution of this Agreement it is a Subsidiary Guarantor (as defined in the Guarantee Agreement) under the Guarantee Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Guarantee Agreement and (b) hereby makes each representation and warranty set forth in the Guarantee Agreement. The New Subsidiary hereby agrees that (i) each reference to a “Subsidiary Guarantor” or the “Subsidiary Guarantors” in the Guarantee Agreement and the other Loan Documents shall include the New Subsidiary and (ii) each reference to the “Guarantee” as used therein shall mean the Guarantee Agreement as supplemented hereby. Without limiting the generality of the foregoing terms of this Section 1, the New Subsidiary hereby, jointly and severally together with the other Subsidiary Guarantors, guarantees to each Guaranteed Party (as defined in the Guarantee Agreement), as provided in the Guarantee Agreement, the prompt payment and performance of the Guaranteed Obligations (as defined in the Guarantee Agreement) strictly in accordance with the terms thereof.

SECTION 2. All notices and communications to the New Subsidiary shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement; provided that notices and communications shall be directed to the New Subsidiary, at the address of the Borrower set forth in Section 9.01 of the Credit Agreement.

SECTION 3. The New Subsidiary hereby waives acceptance by the Agent and the other Guaranteed Parties of the guarantee by the New Subsidiary under the Guarantee Agreement upon the execution of this Agreement by the New Subsidiary.

SECTION 4. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. This Agreement and all claims and controversies in connection herewith shall be governed by and construed and interpreted in accordance with the laws of the State of New York (except to the extent New York law is superseded by the Bankruptcy Code).

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of itself and the other Guaranteed Parties, has caused the same to be accepted by its authorized officers, as of the day and year first above written.

[ ], as New Subsidiary

By:
Name:
Title:

Acknowledged and accepted: SILVER POINT FINANCE, LLC, as Administrative Agent and as Collateral Agent

By:
Name:
Title:

By:
Name:
Title: